Filed Pursuant to Rule 424(b)(5)
Registration No. 333-210454

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share	11,500,000	$25.00	$287,500,000	$33,321.25
Common Stock, $0.01 par value per share(2)	33,823,570

(1)	The filing fee of $33,321.25 is calculated in accordance with Rules 457(o) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), and reflects the potential additional issuance of shares of 7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series C Preferred Stock”), pursuant to an over-allotment option. Payment of the registration fee at the time of filing of the registrant’s registration statement on Form S-3ASR, filed with the Securities and Exchange Commission on March 29, 2016 (File No. 333-210454), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act, and is paid herewith.

(2)	Represents the maximum number of shares of common stock that could be issuable upon conversion of the Series C Preferred Stock based on the share cap, as described in the prospectus supplement, and assuming the full exercise of the over-allotment option. Pursuant to Rule 457(i) under the Securities Act, there is no filing fee payable with respect to the shares of common stock issuable upon conversion of the Series C Preferred Stock because no additional consideration will be received in connection with any conversion.

PROSPECTUS SUPPLEMENT

(to Prospectus Dated March 29, 2016)

10,000,000 Shares

Invesco Mortgage Capital Inc.

7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock

(Liquidation Preference $25.00 Per Share)

We are offering to the public 10,000,000 shares of our 7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share, with a liquidation preference of $25.00 per share which we refer to in this prospectus supplement as the Series C Preferred Stock. This is the initial issuance of the Series C Preferred Stock.

From, and including, the date of issuance to, but not including, September 27, 2027, we will pay cumulative dividends on the Series C Preferred Stock at an initial rate of 7.50% per annum based on the $25.00 per share liquidation preference, equivalent to $1.875 per share. From, and including, September 27, 2027 and thereafter, we will pay cumulative dividends on the Series C Preferred Stock at a floating rate equal to three-month LIBOR (as defined herein) as calculated on each applicable date of determination (as defined herein) plus a spread of 5.289% per annum based on the $25.00 per share liquidation preference. We will pay quarterly cumulative dividends on the Series C Preferred Stock, in arrears, on the 27th day of each March, June, September and December (provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day). The first dividend on the Series C Preferred Stock sold in this offering will be payable on December 27, 2017 and will be for more than a full quarter, covering the period from, and including, the date of issuance to but not including December 27, 2017, in the amount of $0.68229 per share.

The Series C Preferred Stock may not be redeemed before September 27, 2027, except under circumstances intended to preserve our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes and except as described below upon the occurrence of a Change of Control (as defined herein). On or after September 27, 2027, we may, at our option, redeem any or all of the shares of the Series C Preferred Stock at $25.00 per share plus any accumulated and unpaid dividends (whether or not authorized or declared) to, but not including, the redemption date. In addition, upon the occurrence of a Change of Control, we may, at our option, redeem any or all of the shares of Series C Preferred Stock within 120 days after the first date on which such Change of Control occurred at $25.00 per share plus any accumulated and unpaid dividends (whether or not authorized or declared) to, but not including, the redemption date. The Series C Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless repurchased or redeemed by us or converted into our common stock in connection with a Change of Control by the holders of Series C Preferred Stock.

Upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right (subject to our election to redeem the Series C Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined herein)) to convert some or all of the shares of Series C Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series C Preferred Stock equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of the Series C Preferred Stock plus the amount of any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date (as defined herein) and prior to the corresponding dividend payment date (as defined herein) for the Series C Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

•	2.94118, or the Share Cap, subject to certain adjustments as explained herein;

in each case, on the terms and subject to the conditions described in this prospectus supplement, including provisions for the receipt, under specified circumstances, of alternative consideration as described in this prospectus supplement.

The Series C Preferred Stock has not been rated. No current market exists for the Series C Preferred Stock. We intend to apply to list the Series C Preferred Stock on the New York Stock Exchange, or the NYSE, under the symbol “IVR PrC.” If the application is approved, trading of the Series C Preferred Stock on the NYSE is expected to begin within 30 days after the date of initial issuance of the Series C Preferred Stock. Our common stock is traded on the NYSE under the symbol “IVR,” our 7.75% Series A Cumulative Redeemable Preferred Stock, or the Series A Preferred Stock, is traded on the NYSE under the symbol “IVR PrA” and our 7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock, or the Series B Preferred Stock, is traded on the NYSE under the symbol “IVR PrB.”

To assist us in maintaining our qualification as a REIT, among other purposes, shareholders are generally restricted from owning (or being treated as owning under applicable attribution rules) more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of capital stock or common stock, unless our board of directors waives this limitation. In addition, except under limited circumstances as described in this prospectus supplement, holders of the Series C Preferred Stock generally do not have any voting rights.

The underwriters have an option to purchase up to additional 1,500,000 shares of Series C Preferred Stock from us to cover over-allotments, if any, on the same terms and conditions set forth above within 30 days of the date of this prospectus supplement.

Investing in our Series C Preferred Stock involves risk. See “Risk Factors” beginning on page S-11 of this prospectus supplement and the risks set forth under the heading “Item 1A. Risk Factors” beginning on page 10 of our Annual Report on Form 10-K for the year ended December 31, 2016 and beginning on page 65 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 and page 71 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

	Per Share	Total(1)
Public offering price	$25.00	$250,000,000
Underwriting discount(2)	$0.7875	$7,875,000
Proceeds to us (before expenses)	$24.2125	$242,125,000

(1)	Assumes no exercise of the underwriters’ over-allotment option.
(2)	See “Underwriting” for a description of compensation payable to the underwriters.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares will be ready for delivery on or about August 16, 2017 only in book-entry form through the facilities of The Depository Trust Company.

Joint Lead Book-Running Managers

Morgan Stanley	BofA Merrill Lynch	UBS Investment Bank	J.P. Morgan

The date of this prospectus supplement is August 9, 2017.

S-i

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the Securities and Exchange Commission, or SEC or Commission. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. If anyone provides you with additional or different information, you should not rely on it. Neither we nor the underwriters are making an offer to sell the Series C Preferred Stock in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates and except as required by law we are not obligated, and do not intend to, update or revise this document as a result of new information, future events or otherwise.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3ASR that we filed with the SEC using a “shelf” registration process. This prospectus supplement contains specific information about us and the terms on which we are offering and selling the Series C Preferred Stock. To the extent that any statement made in this prospectus supplement is inconsistent with statements made in the accompanying prospectus, the statements made in the prospectus will be deemed modified or superseded by those made in this prospectus supplement. To the extent any information or data in any documents filed by us and incorporated by reference herein is inconsistent with prior information or data previously provided by us, the information or data in the previously filed document shall be deemed modified or superseded by the subsequent information or data. Before you purchase shares of the Series C Preferred Stock, you should carefully read this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

When used in this prospectus, the terms “Company,” “issuer,” “we,” “our,” and “us” refer to Invesco Mortgage Capital Inc. and its consolidated subsidiaries, unless otherwise specified. “Our Manager” refers to Invesco Advisers, Inc., a Delaware corporation, our external manager. “Invesco” refers to Invesco Ltd., together with its consolidated subsidiaries, which is the indirect parent company of our Manager. We are not a consolidated subsidiary of Invesco.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus supplement, the accompanying prospectus and other filings we make with the SEC within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. These forward-looking statements include information about possible or assumed future results of our business, use of proceeds from this offering, investment strategies, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” and any other statement that necessarily depends on future events, we intend to identify forward-looking statements. Factors that could cause actual results to differ from those expressed in our forward-looking statements include, but are not limited to:

•	changes in our business and investment strategy;

•	changes in our investment portfolio;

•	changes to our projected operating results;

•	general volatility of financial markets and effects of governmental responses, including actions and initiatives of the U.S. governmental agencies and changes to U.S. government policies, including changes under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, mortgage loan modification programs, actions and initiatives of foreign governmental agencies and central banks, monetary policy actions of the Federal Reserve, including actions relating to its agency mortgage-backed securities portfolio and the continuation of re-investment of principal payments, and our ability to respond to and comply with such actions, initiatives and changes;

•	the availability of financing sources, including our ability to obtain additional financing arrangements and the terms of such arrangements;

•	financing and advance rates for our target assets;

•	changes to our expected leverage;

•	our expected investments;

•	our expected book value per share of common stock;

•	interest rate mismatches between our target assets and our borrowings used to fund such investments;

•	the adequacy of our cash flow from operations and borrowings to meet our short-term liquidity needs;

•	our ability to maintain sufficient liquidity to meet any margin calls;

•	changes in the credit rating of the U.S. government;

•	changes in interest rates and interest rate spreads and the market value of our target assets;

•	changes in prepayment rates on our target assets;

•	the impact of any deficiencies in foreclosure practices of third parties and related uncertainty in the timing of collateral disposition;

•	our reliance on third parties in connection with services related to our target assets;

•	effects of hedging instruments on our target assets;

•	rates of default or decreased recovery rates on our target assets;

•	modifications to whole loans or loans underlying securities;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•	the degree to which derivative contracts expose us to contingent liabilities;

•	counterparty defaults;

•	compliance with financial covenants in our financing arrangements;

•	changes in governmental regulations, zoning, insurance, eminent domain and tax laws and rates, and similar matters and our ability to respond to such changes;

•	our ability to maintain our qualification as a real estate investment trust for U.S. federal income tax purposes;

•	our ability to maintain our exception from the definition of “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act;

•	availability of investment opportunities in mortgage-related, real estate-related and other securities;

•	availability of U.S. Government Agency guarantees with regard to payments of principal and interest on securities;

•	the market price and trading volume of our capital stock;

•	availability of qualified personnel of our external manager and adviser, Invesco Advisers, Inc., or our Manager;

•	the relationship with our Manager;

•	estimates relating to our ability to make distributions to our shareholders in the future;

•	estimates relating to fair value of our target assets and loan loss reserves;

•	our understanding of our competition;

•	changes to generally accepted accounting principles in the United States of America, or U.S. GAAP;

•	the adequacy of our disclosure controls and procedures and internal controls over financial reporting; and

•	market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, each of which are incorporated by reference in this prospectus supplement and the accompanying prospectus, under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us. It may not contain all the information that may be important to you in deciding whether to invest in the Series C Preferred Stock. You should read this entire prospectus supplement and the accompanying prospectus, together with the information incorporated by reference, including the risk factors, financial data and related notes, before making an investment decision.

Our Company

We are a Maryland corporation primarily focused on investing in, financing and managing residential and commercial mortgage-backed securities, or MBS, and mortgage loans. Our objective is to provide attractive risk-adjusted returns to our investors, primarily through dividends and secondarily through capital appreciation. To achieve this objective, we primarily invest in the following:

•	Residential mortgage-backed securities, or RMBS, that are guaranteed by a U.S. government agency such as the Government National Mortgage Association, or a federally chartered corporation such as the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, which we collectively refer to as Agency RMBS;

•	RMBS that are not guaranteed by a U.S. government agency, or non-Agency RMBS;

•	Credit risk transfer securities that are unsecured obligations issued by government-sponsored enterprises, or GSE CRT;

•	Commercial mortgage-backed securities, or CMBS;

•	Residential and commercial mortgage loans; and

•	Other real estate-related financing arrangements.

In addition to direct purchases of our target assets, we also invest in ventures managed by an affiliate of our Manager, which, in turn, invest in our target assets. We generally finance our investments through short- and long-term borrowings structured as repurchase agreements and secured loans. We have historically financed our residential loans held-for-investment through asset-backed securities issued by securitization trusts. We have also financed investments through the issuances of debt and equity, and may utilize other forms of financing in the future.

We are externally managed and advised by Invesco Advisers, Inc., our Manager, which is an indirect, wholly-owned subsidiary of Invesco Ltd., or Invesco. We were incorporated on June 5, 2008 and commenced operations in 2009. We have elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes under the provisions of the Internal Revenue Code of 1986, or the Internal Revenue Code. To maintain our REIT qualification, we are generally required to distribute at least 90% of our REIT taxable income to our stockholders annually. We operate our business in a manner that permits our exclusion from the definition of an “Investment Company” under the 1940 Act.

Our Corporate Information

Our principal offices are located at 1555 Peachtree Street, N.E., Suite 1800, Atlanta, Georgia 30309, and our telephone number at that address is (404) 892-0896. Our website is located at http://www.invescomortgagecapital.com. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus supplement or the accompanying prospectus. We make available free of charge, through our corporate website, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

The Offering

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the Series C Preferred Stock, see “Description of the Series C Preferred Stock” in this prospectus supplement and “Description of Capital Stock” in the accompanying prospectus.

Issuer	Invesco Mortgage Capital Inc.

Securities offered by us	10,000,000 shares of 7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock, plus up to an 1,500,000 additional shares if the underwriters exercise their over-allotment option in full.

Use of Proceeds	Our net proceeds will be approximately $241,814,000, after deducting the underwriting discount and estimated offering expenses. If the underwriters’ over-allotment option is exercised in full, our net proceeds from the offering will be approximately $278,132,750, after deducting the underwriting discount and estimated offering expenses.

We plan to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Dividends

We will pay cumulative cash dividends on the Series C Preferred Stock: (i) from, and including, the date of issuance to, but not including, September 27, 2027 (the “Fixed Rate Period”), at an initial rate of 7.50% per annum based on the $25.00 per share liquidation preference, equivalent to $1.875 per share; and (ii) from, and including, September 27, 2027, and thereafter (the “Floating Rate Period”), at a floating rate equal to three-month LIBOR as calculated on each applicable date of determination plus a spread of 5.289% per annum based on the $25.00 per share liquidation preference. Dividends will be payable quarterly in arrears on the 27th day of each March, June, September and December beginning on December 27, 2017 (each, a “dividend payment date”), provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day. However, if the postponement would cause the dividend payment date to fall in the next calendar month during the Floating Rate Period, the dividend payment date will instead be brought forward to the immediately preceding business day. Dividends payable for any dividend period during the Fixed Rate Period will be calculated on the basis of a 360-day year consisting of twelve 30-day months and dividends payable for any dividend period during the Floating Rate Period will be calculated on the basis of a 360-day year and the number of days actually elapsed. Dividends will accumulate and be cumulative from, and including, the date of initial issuance, which is expected to be August 16, 2017. The first dividend will be payable on December  27, 2017 and will be for more than a full quarter, covering the period from, and including, the date of issuance to, but not including December 27, 2017, in the amount of $0.68229 per share, and will be paid to the persons who are the holders of record of the Series C Preferred Stock at the close of business on the corresponding record date, which will be December 5, 2017. For definitions of “three-month LIBOR” and “date of determination,” see “Description of the Series C Preferred Stock — Dividends.”

No Maturity	The Series C Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series C Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are actually converted as described below under “Description of the Series C Preferred Stock — Conversion Rights.” We are not required to set apart for payment funds to redeem the Series C Preferred Stock.

Optional Redemption	The Series C Preferred Stock is not redeemable by us prior to September 27, 2027, except under circumstances intended to preserve our qualification as a REIT for U.S. federal income tax purposes and except as described below under “Description of the Series C Preferred Stock — Redemption — Special Optional Redemption.” On and after September 27, 2027, we may, at our option, redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption. See “Description of the Series C Preferred Stock — Redemption — Optional Redemption.”

Special Optional Redemption	Upon the occurrence of a Change of Control, we may, at our option, redeem the Series C Preferred Stock for cash, in whole or in part, within 120 days after the first date on which such Change of Control occurred, at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption. If, prior to the Change of Control Conversion Date (as defined herein), we have provided notice of our election to redeem some or all of the shares of Series C Preferred Stock (whether pursuant to our optional redemption right described above or this special optional redemption right), the holders of Series C Preferred Stock will not have the conversion right described below and under “Description of the Series C Preferred Stock — Conversion Rights” with respect to the shares of Series C Preferred Stock called for redemption. See “Description of the Series C Preferred Stock — Redemption — Special Optional Redemption.”

A “Change of Control” is deemed to occur when, after the original issuance of the Series C Preferred Stock, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities

Exchange Act of 1934, as amended, or the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT LLC, or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT LLC or the Nasdaq Stock Market.

Conversion Rights	Upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right, subject to our election to redeem the Series C Preferred Stock in whole or part, as described under “Description of the Series C Preferred Stock — Redemption — Optional Redemption” or “— Special Optional Redemption,” prior to the Change of Control Conversion Date to convert some or all of the Series C Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series C Preferred Stock equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series C Preferred Stock plus the amount of any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date (as defined herein) and prior to the corresponding dividend payment date for the Series C Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

•	2.94118, or the Share Cap, subject to adjustments to the Share Cap for any splits, subdivisions or combinations of our common stock;

in each case, on the terms and subject to the conditions described in this prospectus supplement, including provisions for the receipt, under specified circumstances, of alternative consideration as described in this prospectus supplement.

For definitions of “Change of Control Conversion Right,” “Change of Control Conversion Date” and “Common Stock Price” and a

description of certain adjustments and provisions for the receipt of alternative consideration that may be applicable to the conversion of Series C Preferred Stock in the event of a Change of Control, and for other important information, see “Description of the Series C Preferred Stock — Conversion Rights.”

Liquidation Preference	If we liquidate, dissolve or wind up, holders of the Series C Preferred Stock will have the right to receive $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of payment, before any payment is made to the holders of our common stock. See “Description of the Series C Preferred Stock — Liquidation Preference.”

Ranking	The Series C Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, (1) senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3); (2) on a parity with our currently outstanding Series A Preferred Stock, Series B Preferred Stock and any other equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series C Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; (3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series C Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and (4) effectively junior to all of our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock) and to the indebtedness of our existing subsidiaries and any future subsidiaries, including the 5.00% Exchangeable Senior Notes due 2018, which we refer to as the 2018 notes.

At June 30, 2017, our total consolidated indebtedness (excluding trade payables, unfunded commitments and certain other liabilities) was $14.0 billion, including borrowings under our repurchase agreements, secured loans, and the 2018 notes, that would rank senior in right of payment to the Series C Preferred Stock. See “Description of the Series C Preferred Stock — Ranking.”

Voting Rights

Holders of Series C Preferred Stock will generally have no voting rights. However, if we do not pay dividends on the Series C Preferred Stock for six or more quarterly dividend periods (whether or not consecutive), the holders of the Series C Preferred Stock (voting separately as a class and also together with the holders of all other classes or series of our preferred stock we may issue, including our currently outstanding Series A Preferred Stock and Series B Preferred Stock, upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series C

Preferred Stock) will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay the payment of, all dividends that we owe on the Series C Preferred Stock, subject to certain limitations described in the section entitled “Description of the Series C Preferred Stock — Voting Rights.” In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock is required for us to authorize or issue any class or series of stock ranking senior to the Series C Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, to amend our charter so as to materially and adversely affect any rights of the Series C Preferred Stock or to take certain other actions. See “Description of the Series C Preferred Stock — Voting Rights.”

Information Rights	During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series C Preferred Stock are outstanding, we will use our best efforts to (i) post to our website or transmit by mail (or other permissible means under the Exchange Act) to all holders of Series C Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q, respectively, that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holder or prospective holder of Series C Preferred Stock, subject to certain exceptions described in this prospectus supplement. We will use our best efforts to post to our website or mail (or otherwise provide) the information to the holders of the Series C Preferred Stock within 15 days after the respective dates by which a report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Listing	No current market exists for the Series C Preferred Stock. We intend to apply to list the Series C Preferred Stock on the NYSE. If approved for listing, we expect that trading on the NYSE will commence within 30 days after the date of initial issuance of the Series C Preferred Stock. Certain of the underwriters have advised us that they intend to make a market in the Series C Preferred Stock prior to the commencement of any trading on the NYSE, but they are not obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a market for the Series C Preferred Stock will develop prior to commencement of trading on the NYSE or, if developed, will be maintained or will provide you with adequate liquidity.

Restrictions on Ownership and Transfer	In order to ensure that we remain a qualified REIT for U.S. federal income tax purposes, among other purposes, our charter provides that no person may own, or be deemed to own by virtue of applicable attribution provisions of the Internal Revenue Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of either our common stock or our capital stock, including our Series C Preferred Stock, subject to certain exceptions. These provisions may restrict the ability of a holder of Series C Preferred Stock to convert such stock into our common stock and may limit the amount of Series C Preferred Stock that a holder may acquire or otherwise own. See “Description of the Series C Preferred Stock — Restrictions on Ownership and Transfer” in this prospectus supplement and “Restrictions on Ownership and Transfer” in the accompanying prospectus.

Risk Factors	Investing in our Series C Preferred Stock involves a high degree of risk. You should carefully read and consider the information set forth under “Risk Factors” beginning on page S-12 of this prospectus supplement and under the headings “Item 1A. Risk Factors” beginning on page 10 of our Annual Report on Form 10-K for the year ended December 31, 2016, beginning on page 65 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 and beginning on page 71 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, and all other information in this prospectus supplement and the accompanying prospectus before investing in the Series C Preferred Stock.

U.S. Federal Income Tax Considerations	For a discussion of the U.S. federal income tax consequences of purchasing, owning and disposing of the Series C Preferred Stock, see “Supplement to U.S. Federal Income Tax Considerations.” For a discussion of the U.S. federal income tax consequences of owning and disposing of any common stock received upon conversion of the Series C Preferred Stock, see “U.S. Federal Income Tax Considerations” in the accompanying prospectus.

Book-Entry and Form	The Series C Preferred Stock will be represented by one or more global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company.

RISK FACTORS

In evaluating an investment in the Series C Preferred Stock, you should carefully consider the following risk factors and the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, and June 30, 2017, which are incorporated by reference in this prospectus supplement and in the accompanying prospectus, in addition to the other risks and uncertainties described in this prospectus supplement, any other documents incorporated by reference in the accompanying prospectus and, if applicable, any free writing prospectus we may provide you in connection with this offering. The risks and uncertainties discussed below and in the documents referred to above, as well as other matters discussed in this prospectus supplement and in those documents, could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of the Series C Preferred Stock and the common stock into which the Series C Preferred Stock, in certain circumstances, are convertible. For more information, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” In connection with the forward-looking statements that appear in this prospectus supplement, you should also carefully review the cautionary statements in the section of this prospectus supplement entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to the Series C Preferred Stock and this Offering

The Series C Preferred Stock ranks junior to all of our indebtedness and other liabilities and is effectively junior to all indebtedness and other liabilities of our subsidiaries.

In the event of our bankruptcy, liquidation, dissolution or winding-up of our affairs, our assets will be available to pay obligations on the Series C Preferred Stock only after all of our indebtedness and other liabilities have been paid. The rights of holders of the Series C Preferred Stock to participate in the distribution of our assets will rank junior to the prior claims of our current and future creditors and any future series or class of preferred stock we may issue that ranks senior to the Series C Preferred Stock. In addition, the Series C Preferred Stock effectively ranks junior to all existing and future indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries and any future subsidiaries. Our existing subsidiaries are and any future subsidiaries would be separate legal entities and have no legal obligation to pay any amounts to us in respect of dividends due on the Series C Preferred Stock. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series C Preferred Stock then outstanding. We and our subsidiaries have incurred and may in the future incur substantial amounts of debt and other obligations that will rank senior to the Series C Preferred Stock. At June 30, 2017, our total consolidated indebtedness (excluding trade payables, unfunded commitments and certain other liabilities) was $14.0 billion, including borrowings under our repurchase agreements, secured loans, and the 2018 notes, that would rank senior in right of payment to the Series C Preferred Stock. In addition, we have 5,600,000 shares of Series A Preferred Stock outstanding and 6,200,000 shares of Series B Preferred Stock outstanding that will rank on parity with the Series C Preferred Stock as to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up. Certain of our existing or future debt instruments may restrict the authorization, payment or setting apart of dividends on the Series C Preferred Stock.

We have issued Series A Preferred Stock, Series B Preferred Stock and the 2018 notes. Future issuances and sales of debt or senior equity securities, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series C Preferred Stock and our common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us. If we decide to issue debt or senior equity securities in the future, it is possible that these securities will be governed by an indenture or other instrument containing covenants or other provisions restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series C Preferred Stock and may result in dilution to owners of the Series C Preferred Stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of the Series C Preferred Stock will bear the risk of our future offerings reducing the market price of the Series C Preferred Stock and diluting the value of their holdings in us.

We may issue additional shares of Series A Preferred Stock, Series B Preferred Stock and additional classes or series of preferred stock that rank on parity with or senior to the Series C Preferred Stock as to dividend rights, rights upon liquidation or voting rights.

We currently have 5,600,000 shares of Series A Preferred Stock outstanding and 6,200,000 shares of Series B Preferred Stock outstanding that will rank on a parity with the Series C Preferred Stock as to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up.

We are allowed to issue additional shares of Series C Preferred Stock and additional series of preferred stock that would rank on parity with the Series C Preferred Stock as to dividend payments and rights upon our liquidation, dissolution or winding up of our affairs pursuant to our charter, including the articles supplementary designating the Series C Preferred Stock, without any vote of the holders of the Series C Preferred Stock. The issuance of additional shares of Series C Preferred Stock and additional series of parity preferred stock could have the effect of reducing the amounts available to the holders of the Series C Preferred Stock issued in this offering upon our liquidation or dissolution or the winding up of our affairs. It also may reduce dividend payments on the Series C Preferred Stock issued in this offering if we do not have sufficient funds to pay dividends on all Series C Preferred Stock outstanding and other classes of stock with equal priority with respect to dividends.

In addition, although holders of Series C Preferred Stock are entitled to limited voting rights, as described in “Description of the Series C Preferred Stock — Voting Rights,” with respect to such matters, subject to certain exceptions, the Series C Preferred Stock will vote separately as a class along with all other classes or series of our preferred stock that we have issued and may in the future issue upon which like voting rights have been conferred and are exercisable, including the holders of our outstanding Series A Preferred Stock and Series B Preferred Stock. As a result, generally, the voting rights of holders of Series C Preferred Stock may be significantly diluted, and the holders of such other series of preferred stock that we have issued and may in the future issue may be able to control or significantly influence the outcome of any vote.

Future issuances and sales of parity preferred stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series C Preferred Stock and our common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

We may not be able to pay dividends or other distributions on the Series C Preferred Stock.

Our ability to pay dividends on the Series C Preferred Stock is limited by the laws of Maryland. Under applicable Maryland law, a Maryland corporation may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus, unless the charter provides otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we may not make a distribution on our Series C Preferred Stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, unless the charter provides otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of preferred stock then outstanding, if any, with preferences senior to those of our Series C Preferred Stock.

There can be no guarantee that we will have sufficient cash to pay dividends on the Series C Preferred Stock. Our ability to pay dividends may be impaired if any of the risks described in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and in the accompanying prospectus were to occur. In addition, payment of dividends depends on our earnings. Our ability to pay dividends may be impaired if any of the risks described in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and in the accompanying prospectus were to occur. In addition, payment of our dividends depends upon our earnings, our financial condition, maintenance of our REIT qualification and other factors as our board of directors may deem relevant from time to time. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to make distributions on the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and on our common stock, to pay our indebtedness or to fund our other liquidity needs.

You may not be able to exercise conversion rights upon a Change of Control. If exercisable, the change of control conversion rights described in this prospectus supplement may not adequately compensate you. These change of control conversion rights may also make it more difficult for a party to acquire us or discourage a party from acquiring us.

Upon the occurrence of a Change of Control, each holder of the Series C Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series C Preferred Stock held by such holder as described under “Description of the Series C Preferred Stock — Redemption — Optional Redemption” or “— Special Optional Redemption,” in which case such holder will have the right only with respect to shares of Series C Preferred Stock that are not called for redemption) to convert some or all of such holder’s Series C Preferred Stock into shares of our common stock (or under specified circumstances certain alternative consideration). Notwithstanding that we generally may not redeem the Series C Preferred Stock prior to September 27, 2027, we have a special optional redemption right to redeem the Series C Preferred Stock in the event of a Change of Control, and holders of the Series C Preferred Stock will not have the right to convert any shares that we have elected to redeem prior to the Change of Control Conversion Date. See “Description of the Series C Preferred Stock — Redemption — Special Optional Redemption” and “Description of the Series C Preferred Stock — Conversion Rights.”

If we do not elect to redeem the Series C Preferred Stock prior to the Change of Control Conversion Date, then upon an exercise of the conversion rights described in this prospectus supplement, the holders of Series C Preferred Stock will be limited to a maximum number of shares of our common stock (or, if applicable, the Alternative Conversion Consideration (as defined herein)) equal to the Share Cap (as defined herein) multiplied by the number of shares of Series C Preferred Stock converted. If the Common Stock Price is less than $8.50 (which is 50% of the per share closing sale price of our common stock reported on the NYSE on August 8, 2017), subject to adjustment in certain circumstances, the holders of the Series C Preferred Stock will receive a maximum of 2.94118 shares of our common stock per share of Series C Preferred Stock, which may result in a holder receiving shares of common stock (or Alternative Conversion Consideration, as applicable) with a value that is less than the liquidation preference of the Series C Preferred Stock plus any accumulated and unpaid dividends.

In addition, the Change of Control conversion feature of the Series C Preferred Stock, as well as the change of control feature of our Series A Preferred Stock, Series B Preferred Stock and the 2018 notes, may have the effect of discouraging a third party from making an acquisition proposal for us or of delaying, deferring or preventing certain of our change of control transactions under circumstances that otherwise could provide the holders of our common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock with the opportunity to realize a premium over the then-current market price of such stock or that stockholders may otherwise believe is in their best interests.

The market price of the Series C Preferred Stock could be substantially affected by various factors.

Stock markets have experienced significant price and volume fluctuations. As a result, the market price of our securities could be similarly volatile. If the Series C Preferred Stock is approved for listing, the market price of the Series C Preferred Stock will depend on many factors, which may change from time to time, including:

•	prevailing interest rates, increases in which may have an adverse effect on the market price of the Series C Preferred Stock;

•	market prices of common and preferred equity securities issued by REITs and other similar companies;

•	the annual yield from distributions on the Series C Preferred Stock as compared to yields on other financial instruments;

•	general economic and financial market conditions;

•	government action or regulation;

•	the financial condition, performance and prospects of us and our competitors;

•	changes in financial estimates or recommendations by securities analysts with respect to us, our competitors or our industry;

•	our issuance of additional common or preferred equity securities or the incurrence of debt; and

•	actual or anticipated variations in quarterly operating results of us and our competitors.

As a result of these and other factors, investors who purchase the Series C Preferred Stock in this offering may experience a decrease, which could be substantial and rapid, in the market price of the Series C Preferred Stock, including decreases unrelated to our operating performance or prospects.

Our charter, including the articles supplementary designating the Series C Preferred Stock, contains restrictions upon ownership and transfer of the Series C Preferred Stock, which may impair the ability of holders to convert Series C Preferred Stock into our common stock.

Our charter, including the articles supplementary designating the Series C Preferred Stock, contains restrictions on ownership and transfer of the Series C Preferred Stock intended, among other purposes, to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes. For example, our charter provides that no person may own, or be deemed to own by virtue of applicable attribution provisions of the Internal Revenue Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of either our common stock or our capital stock, subject to certain exceptions. See “Description of the Series C Preferred Stock — Restrictions on Ownership and Transfer” in this prospectus supplement. Given that shares of the Series C Preferred Stock owned or treated as owned by you will be counted as our common stock (on an as-converted basis) for purposes of the 9.8% ownership limitation applicable to our common stock with respect to you, and that all shares of the Series C Preferred Stock will be counted as our capital stock for purposes of the 9.8% ownership limitation applicable to our capital stock, you should consider these ownership limitations prior to your purchase of the Series C Preferred Stock. Notwithstanding any other provision of the Series C Preferred Stock, no holder of Series C Preferred Stock will be entitled to convert such stock into our common stock to the extent that receipt of our common stock would cause the holder to exceed the ownership limitations contained in our charter, including the articles supplementary designating the Series C Preferred Stock. In addition, these restrictions could have takeover defense effects and could reduce the possibility that a third party will attempt to acquire control of us, which could adversely affect the market price of the Series C Preferred Stock.

The historical levels of three-month LIBOR are not an indication of the future levels of three-month LIBOR.

From September 27, 2027, the dividend rate for the Series C Preferred Stock will be determined based on three-month LIBOR. In the past, the level of three-month LIBOR has experienced significant fluctuations.

Historical levels, fluctuations and trends of three-month LIBOR are not necessarily indicative of future levels. Any historical upward or downward trend in three-month LIBOR is not an indication that three-month LIBOR is more or less likely to increase or decrease at any time during the floating rate period, and you should not take the historical levels of three-month LIBOR as an indication of its future performance.

Although actual three-month LIBOR on a dividend payment date or at other times during a dividend period may be higher than three-month LIBOR on the applicable date of determination, you will not benefit from three-month LIBOR at any time other than on the date of determination for such dividend period. As a result, changes in three-month LIBOR may not result in a comparable change in the market value of the Series C Preferred Stock from September 27, 2027.

As a holder of Series C Preferred Stock, you will have extremely limited voting rights.

Your voting rights as a holder of Series C Preferred Stock will be limited. Shares of our common stock are the only class of our securities that currently carry full voting rights. Voting rights for holders of Series C Preferred Stock exist primarily with respect to the ability to elect, voting together with the holders of any other class or series of our preferred stock having similar voting rights, including our currently outstanding Series A Preferred Stock and Series B Preferred Stock, two additional directors to our board of directors, in the event that six quarterly dividends (whether or not consecutive) payable on the Series C Preferred Stock are in arrears, and with respect to voting on amendments to our charter, including the articles supplementary designating the Series C Preferred Stock, that materially and adversely affect the rights of the holders of Series C Preferred Stock or authorize, increase or create additional classes or series of our stock that are senior to the Series C Preferred Stock. Other than the limited circumstances described in this prospectus supplement, holders of Series C Preferred Stock will not have any voting rights. See “Description of the Series C Preferred Stock — Voting Rights.”

A change in market interest rates may cause a material decrease in the market price of the Series C Preferred Stock.

One of the factors that investors may consider in deciding whether to buy or sell shares of our capital stock, including the Series C Preferred Stock, is our distribution rate as a percentage of our share price relative to market interest rates. If the market price of our capital stock is based primarily on the earnings and return that we derive from our investments and income with respect to our investments and our related distributions to stockholders, and not from the market value of the investments themselves, then interest rate fluctuations and capital market conditions are likely to adversely affect the market price of our capital stock, including the Series C Preferred Stock. For instance, if market rates rise without an increase in our distribution rate, the market price of our capital stock could decrease as potential investors may require a higher distribution yield or seek other securities paying higher distributions or interest.

The Series C Preferred Stock is a new issue of securities and does not have an established trading market, which may negatively affect its value and your ability to transfer and sell your shares.

The Series C Preferred Stock is a new issue of securities and currently no market exists for the Series C Preferred Stock. We intend to apply to list the Series C Preferred Stock on the NYSE. However, we cannot assure you that the Series C Preferred Stock will be approved for listing on the NYSE. Even if so approved, trading of the Series C Preferred Stock on the NYSE is not expected to begin until sometime during the period ending 30 days after the date of initial issuance of the Series C Preferred Stock and, in any event, a trading market on the NYSE for the Series C Preferred Stock may never develop or, even if one develops, may not be maintained and may not provide you with adequate liquidity. Certain of the underwriters have advised us that they intend to make a market in the Series C Preferred Stock prior to the commencement of any trading on the NYSE, but they are not obligated to do so and may discontinue market making at any time without notice. The liquidity of any market for the Series C Preferred Stock that may develop will depend on a number of factors, including prevailing interest rates, the dividend rate on our common stock, our financial condition and operating results, the number of holders of the Series C Preferred Stock, the market for similar securities and the interest of securities dealers in making a market in the Series C Preferred Stock. As a result, the ability to transfer or sell the Series C Preferred Stock and the amount you receive upon any sale or transfer of the Series C Preferred Stock could be adversely affected.

If our common stock is delisted, your ability to transfer or sell your shares of the Series C Preferred Stock may be limited and the market value of the Series C Preferred Stock will likely be materially adversely affected.

Other than in connection with a Change of Control, the Series C Preferred Stock does not contain provisions that are intended to protect you if our common stock is delisted from the NYSE. Since the Series C Preferred Stock has no stated maturity date, you may be forced to hold your shares of the Series C Preferred Stock and receive stated dividends on the Series C Preferred Stock when, as and if authorized by our board of directors and declared and paid by us with no assurance as to ever receiving the liquidation value thereof. In addition, if our common stock is delisted from the NYSE, it is likely that the Series C Preferred Stock will be delisted from the NYSE as well. Accordingly, if our common stock is delisted from the NYSE, your ability to transfer or sell your shares of the Series C Preferred Stock may be limited and the market value of the Series C Preferred Stock will likely be materially adversely affected.

The Series C Preferred Stock has not been rated.

We have not sought to obtain a rating for the Series C Preferred Stock, and the Series C Preferred Stock may never be rated. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating or that we may elect in the future to obtain a rating for the Series C Preferred Stock. Furthermore, we may elect to issue other securities for which we may seek to obtain a rating. If any ratings are assigned to the Series C Preferred Stock in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the Series C Preferred Stock.

Ratings only reflect the views of the issuing rating agency or agencies issuing the ratings and such ratings could be revised downward, placed on a watch list or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision, placing on a watch list or withdrawal of a rating could have an adverse effect on the market price of the Series C Preferred Stock. Further, a rating is not a recommendation to purchase, sell or hold any particular security, including the Series C Preferred Stock. In addition, ratings do not reflect market prices or suitability of a security for a particular investor and any future rating of the Series C Preferred Stock may not reflect all risks related to the Company and its business, or the structure or market value of the Series C Preferred Stock.

Our management will have broad discretion over the use of the proceeds to us from this offering and might not apply the proceeds of this offering in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. They might not apply the net proceeds of this offering in ways that increase the value of your investment. We plan to use the net proceeds from this offering for general corporate purposes. We do not have any binding commitments or definitive agreements to enter into potential acquisitions, and we have not generally allocated these net proceeds for any such specific purposes. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds.

Increased regulatory oversight, changes in the method pursuant to which the LIBOR rates are determined and potential phasing out of LIBOR after 2021 may adversely affect the value of the Series C Preferred Stock.

In September 2012, the U.K. government published the results of its review of LIBOR (commonly referred to as the “Wheatley Review”). The Wheatley Review made a number of recommendations for changes with respect to LIBOR including the introduction of statutory regulation of LIBOR, the transfer of responsibility for LIBOR from the British Bankers’ Association (the “BBA”) to an independent administrator, changes to the method of compilation of lending rates and new regulatory oversight and enforcement mechanisms for rate setting. Based on the Wheatley Review, final rules for the regulation and supervision of LIBOR by the Financial Conduct Authority (the “FCA”) were published and came into effect on April 2, 2013 (the “FCA Rules”). In particular, the FCA Rules include requirements that (1) an independent LIBOR administrator monitor and survey LIBOR submissions to identify breaches of practice standards and/or potentially manipulative behavior, and (2) firms submitting data to LIBOR establish and maintain a clear conflicts of interest policy and appropriate systems and controls. In addition, in response to the Wheatley Review recommendations, ICE Benchmark Administration Limited (the “ICE Administration”) has been appointed as the independent LIBOR administrator, effective February 1, 2014. On July 27, 2017, the FCA announced that it will no longer persuade or compel banks to submit rates for the calculation of the LIBOR rates after 2021 (the “FCA Announcement”).

It is not possible to predict the effect of the FCA Rules, the FCA Announcement, any changes in the methods pursuant to which the LIBOR rates are determined and any other reforms to LIBOR that will be enacted in the U.K. and elsewhere, which may adversely affect the trading market for LIBOR based securities or result in the phasing out of LIBOR as a reference rate for securities. In addition, any changes announced by the FCA, including the FCA Announcement, the ICE Administration or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which the LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If that were to occur and to the extent that the value of your securities is affected by reported LIBOR rates, the level of interest payments and the value of the securities may be affected. Further, uncertainty as to the extent and manner in which the Wheatley Review recommendations will continue to be adopted and the timing of such changes may adversely affect the current trading market for LIBOR based securities and the value of the Series C Preferred Stock.

USE OF PROCEEDS

Our net proceeds from the sale of the Series C Preferred Stock will be approximately $241,814,000, after deducting the underwriting discount and estimated offering expenses. If the underwriters’ over-allotment option is exercised in full, our net proceeds from the offering will be approximately $278,132,750, after deducting the underwriting discount and estimated offering expenses.

We plan to use the net proceeds from this offering for general corporate purposes.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2017:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the designation and classification of 11,500,000 shares, and the issuance and sale of 10,000,000 shares of the Series C Preferred Stock in this offering, after deducting the underwriting discount and estimated offering expenses.

You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2017 (in thousands)
	Actual	As Adjusted For This Offering
Cash and cash equivalents	$64,069	$305,883

Debt:
Repurchase agreements	12,118,948	12,118,948
Secured loans	1,650,000	1,650,000
Exchangeable senior notes due 2018, net(1)	217,804	217,804

Total debt(2)	$13,986,752	$13,986,752

Stockholders’ equity:
Preferred stock: par value $.01 per share; 50,000,000 shares authorized:
Series A Preferred Stock, 6,210,000 shares authorized and 5,600,000 shares issued and outstanding, actual and as adjusted	$135,356	$135,356
Series B Preferred Stock, 6,900,000 shares authorized and 6,200,000 shares issued and outstanding, actual and as adjusted	149,860	149,860
Series C Preferred Stock, 11,500,000 shares authorized and 10,000,000 shares issued and outstanding, as adjusted(3)	—	241,814
Common stock: par value $.01 per share; 450,000,000 shares authorized, 111,609,901(4) shares issued and outstanding, actual and as adjusted	1,116	1,116
Additional paid-in capital	2,380,243	2,380,243
Retained earnings (deficit)	(673,625)	(673,625)
Accumulated other comprehensive income	337,391	337,391

Total stockholders’ equity	2,330,341	2,572,155
Non-controlling interest	29,753	29,753

Total equity	2,360,094	2,601,908

Total capitalization	$16,346,846	$16,588,660

(1)	In July 2017, we repurchased $36.6 million of our 2018 notes.
(2)	Excludes trade payables, unfunded commitments and certain other liabilities.
(3)	Assumes no exercise of the underwriters’ over-allotment option to purchase up to an additional 1,500,000 shares of the Series C Preferred Stock.
(4)	Does not include approximately 6,650 shares of common stock issued to non-executive directors on August 8, 2017 in connection with our quarterly non-executive director awards.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods presented. The ratio of earnings to combined fixed charges and preferred dividends was computed by dividing earnings by our combined fixed charges and preferred dividends. For purposes of calculating this ratio, “earnings” include pre-tax income from continuing operations before adjustment for income or loss from equity investees plus fixed charges. “Fixed charges” consist of interest on all indebtedness determined in accordance with GAAP. “Preferred stock dividends” consist of dividends paid on our issued and outstanding preferred stock.

	Six Months Ended June 30, 2017	Years Ended December 31,
		2016	2015	2014		2013	2012
Ratio of earnings to combined fixed charges and preferred stock dividends	2.5x	2.3x	1.3x		*	1.4x	2.3x

*	Due to voluntary discontinuation of hedge accounting for our interest rate swap agreements effective December 31, 2013, the ratio was less than 1:1 for the year ended December 31, 2014. We would have needed to generate additional earnings before income taxes of $241,704 to achieve a coverage of 1:1.

DESCRIPTION OF THE SERIES C PREFERRED STOCK

This description of certain terms of the Series C Preferred Stock supplements, and, to the extent inconsistent therewith, replaces, the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus. The description of certain terms of the Series C Preferred Stock in this prospectus supplement does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our charter, including the articles supplementary designating the Series C Preferred Stock, our bylaws and Maryland law. Copies of our charter and our bylaws are filed as exhibits to the registration statement of which this prospectus supplement and accompanying prospectus form a part.

General

Pursuant to our charter, we are currently authorized to classify, designate and issue up to 50,000,000 shares of preferred stock, par value $0.01 per share, in one or more classes or series and, subject to the limitations prescribed by our charter and Maryland law, with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption and the number of shares constituting any class or series as our board of directors may determine, without any vote or action by our stockholders. As of the date of this prospectus supplement, we have 5,600,000 shares of Series A Preferred Stock issued and outstanding and 6,200,000 shares of Series B Preferred Stock issued and outstanding. In connection with this offering, our board of directors or a committee of the board will, as permitted by our charter, classify authorized but unissued shares of preferred stock into a new series of preferred stock with the rights set forth herein consisting of up to 11,500,000 shares, including up to 1,500,000 shares which may be issued upon exercise of the underwriters’ over-allotment option, designated as 7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock, which we refer to herein as the Series C Preferred Stock, and adopt articles supplementary, or the articles supplementary, setting forth the terms of the Series C Preferred Stock. Subsequent to the completion of this offering, we will have available for issuance 2,810,000 authorized but unissued shares of preferred stock (or 1,310,000 shares if the underwriters exercise their over-allotment option in full). Our board of directors may, without the approval of holders of the Series C Preferred Stock or our common stock, designate additional classes or series of authorized preferred stock ranking junior to or on parity with the Series C Preferred Stock or designate additional shares of the Series C Preferred Stock and authorize the issuance of such shares. Our board of directors may, with the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series C Preferred Stock outstanding at the time, classify and designate equity securities ranking senior to the Series C Preferred Stock.

We intend to apply to list the shares of the Series C Preferred Stock on the NYSE under the symbol “IVR PrC.” If the application is approved, we expect trading to commence within 30 days after the initial delivery of the shares of Series C Preferred Stock.

The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series C Preferred Stock will be Computershare Trust Company, N.A. The principal business address for Computershare is 480 Washington Blvd, 29th Floor, Jersey City, NJ 07310.

Maturity

The Series C Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series C Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are actually converted as described below under “— Conversion Rights.” We are not required to set apart for payment funds to redeem the Series C Preferred Stock.

Ranking

The Series C Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

(1) senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3) below;

(2) on a parity with our currently outstanding Series A Preferred Stock, Series B Preferred Stock and any other equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series C Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

(3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series C Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (see “— Voting Rights” below); and

(4) effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock), and to the indebtedness of our existing subsidiaries and any future subsidiaries, including the 2018 notes.

At June 30, 2017, our total consolidated indebtedness (excluding trade payables, unfunded commitments and certain other liabilities) was $14.0 billion, including borrowings under our repurchase agreements, secured loans, and the 2018 notes, that would rank senior in right of payment to the Series C Preferred Stock.

Dividends

Holders of shares of the Series C Preferred Stock are entitled to receive, when, as and if authorized by our board of directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends from, and including, the date of original issuance to, but not including, September 27, 2027 (the “Fixed-Rate Period”), at an initial rate of 7.50% per annum based on the $25.00 per share liquidation preference, equivalent to $1.875 per share of the Series C Preferred Stock, payable quarterly, in arrears, on the 27th day of March, June, September and December of each year, beginning on December 27, 2017 and ending on September 27, 2027. From, and including, September 27, 2027, and thereafter (the “Floating Rate Period”), holders of Series C Preferred Stock will be entitled to receive cumulative cash dividends at a floating rate equal to three-month LIBOR (as defined below) as calculated on each applicable date of determination (as defined below) plus a spread of 5.289% per annum based on the $25.00 per share liquidation preference, payable quarterly, in arrears, on the 27th day of March, June, September and December of each year, beginning on September 27, 2027 and thereafter. If any dividend payment date is not a business day, as defined in the articles supplementary, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day with the same force and effect as if paid on such dividend payment date and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. However, if the postponement would cause the dividend payment date to fall in the next calendar month during the Floating Rate Period, the dividend payment date will instead be brought forward to the immediately preceding business day. The first dividend on the Series C Preferred Stock is scheduled to be paid on December 27, 2017 and will be for more than a full quarter, covering the period from, and including, the date of original issuance to, but not including December 27, 2017, in the amount of $0.68229 per share, and will be paid to the persons who are the holders of record of the Series C Preferred Stock at the close of business on the corresponding record date, which will be December 5, 2017. Dividends payable on the Series C Preferred Stock during the Fixed Rate Period, including dividends payable for the first dividend period and any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series C Preferred Stock during the Floating Rate Period, including dividends payable for any partial dividend period, will be computed based on the number of days actually elapsed and a 360-day year. Dividends will be payable to holders of record as they appear in our stock records for the Series C Preferred Stock at the close of business on the applicable record date, which shall be the fifth day of the calendar month, whether or not a business day, in which the applicable dividend payment date falls (each, a “dividend record date”). The dividends payable on any dividend payment date shall include dividends accumulated to, but not including, such dividend payment date.

For each dividend period during the Floating Rate Period, LIBOR (the London interbank offered rate) (“three-month LIBOR”) will be determined by us, as of the applicable date of determination (as defined below), in accordance with the following provisions:

LIBOR will be the rate (expressed as a percentage per year) for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m. (London time) on the relevant date of determination; or if no such rate appears on “Reuters Page LIBOR01” or if the “Reuters Page LIBOR01” is not available at approximately 11:00 a.m. (London time) on the relevant date of determination, then we will select four nationally-recognized banks in the London interbank market and request that the principal London offices of those four selected banks provide us with their offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable dividend period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on that date of determination for the applicable dividend period. Offered quotations must be based on a principal amount equal to an amount that, in our discretion, is representative of a single transaction in U.S. dollars in the London interbank market at that time. If at least two quotations are provided, three-month LIBOR for such dividend period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of those quotations. If fewer than two quotations are provided, three-month LIBOR for such dividend period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of the rates quoted at approximately 11:00 a.m. (New York City time) on that date of determination for such dividend period by three nationally-recognized banks in New York, New York selected by us, for loans in U.S. dollars to nationally-recognized European banks (as selected by us), for a period of three months commencing on the first day of such dividend period. The rates quoted must be based on an amount that, in our discretion, is representative of a single transaction in U.S. dollars in that market at that time. If fewer than three New York City banks selected by us do not quote rates in the manner described above, three-month LIBOR for the applicable dividend period will be the same as for the immediately preceding dividend period, or, if there was no such dividend period, the dividend shall be calculated at the dividend rate in effect for the immediately preceding dividend period. The term “date of determination” means the second London Business Day (as defined below) immediately preceding the applicable distribution payment.

The term “London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

The term “Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on that service, or such other service as may be nominated by the ICE Benchmark Administration Limited, or ICE, or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

No dividends on shares of Series C Preferred Stock shall be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law. You should review the information appearing above under “Risk Factors — We may not be able to pay dividends or other distributions on the Series C Preferred Stock” for information as to, among other things, other circumstances under which we may be unable to pay dividends on the Series C Preferred Stock.

Notwithstanding the foregoing, dividends on the Series C Preferred Stock will accumulate whether or not we have earnings, whether or not terms and provisions of any laws or agreements referred to in the preceding paragraph at any time prohibit the current payment of dividends, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series C Preferred Stock which may be in arrears, and holders of the Series C Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series C Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

Future dividends on our common stock and preferred stock, including the Series C Preferred Stock offered pursuant to this prospectus supplement, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the real estate investment trust, or REIT, provisions of the Internal Revenue Code, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on our preferred stock or what the actual distributions will be for any future period.

Except as noted below, unless full cumulative dividends on the Series C Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, (i) no dividends (other than in shares of common stock or in shares of any classes or series of preferred stock that we may issue ranking junior to the Series C Preferred Stock as to dividends and upon liquidation) shall be declared and paid or declared and set apart for payment upon shares of our common stock or preferred stock that we may issue ranking junior to or on a parity with the Series C Preferred Stock as to dividends or upon liquidation, including our currently outstanding Series A Preferred Stock and Series B Preferred Stock; (ii) no other distribution shall be declared and made upon shares of our common stock or preferred stock that we may issue ranking junior to or on a parity with the Series C Preferred Stock as to dividends or upon liquidation, including our currently outstanding Series A Preferred Stock and Series B Preferred Stock; and (iii) no shares of our common stock or preferred stock that we may issue ranking junior to or on a parity with the Series C Preferred Stock as to dividends or upon liquidation, including our currently outstanding Series A Preferred Stock and Series B Preferred Stock, shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for our other capital stock that we may issue ranking junior to the Series C Preferred Stock as to dividends and upon liquidation and except for transfers made pursuant to the provisions of our charter relating to restrictions on ownership and transfers of our capital stock). The foregoing will not, however, prevent the redemption, purchase or acquisition by us of shares of any class or series of stock for the purpose of enforcing restrictions on transfer and ownership of our stock contained in our charter, including in order to preserve our qualification as a REIT, or the redemption, purchase or acquisition by us of shares of our common stock for purposes of and in compliance with any incentive or benefit plan of ours.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Stock and the shares of any other classes or series of preferred stock that we may issue ranking on a parity as to dividends with the Series C Preferred Stock, including our currently outstanding Series A Preferred Stock and Series B Preferred Stock, all dividends declared upon the Series C Preferred Stock and any other classes or series of preferred stock that we may issue ranking on a parity as to dividends with the Series C Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series C Preferred Stock and such other classes or series of preferred stock that we may issue shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series C Preferred Stock and such other classes or series of preferred stock that we may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C Preferred Stock which may be in arrears.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series C Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any class or series of our stock we may issue ranking senior to the Series C Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our stock we may issue that ranks junior to the Series C Preferred Stock as to liquidation rights.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series C Preferred Stock and the corresponding amounts payable on all shares of other classes or series of our capital stock that we may issue ranking on a parity with the Series C Preferred Stock in the distribution of assets, including our currently outstanding Series A Preferred Stock and Series B Preferred Stock, then the holders of the Series C Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of Series C Preferred Stock will be entitled to written notice of any such liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Stock will have no right or claim to any of our remaining assets. The consolidation, conversion or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption and contingent conversion rights described below).

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under the Maryland General Corporation Law, amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of shares of the Series C Preferred Stock will not be added to our total liabilities.

Redemption

The Series C Preferred Stock is not redeemable by us prior to September 27, 2027, except as described below under “— Special Optional Redemption” and except that, as provided in our charter, we may purchase or redeem shares of the Series C Preferred Stock prior to that date in order to preserve our qualification as a REIT for U.S. federal income tax purposes. See below and “Restrictions on Ownership and Transfer” in the accompanying prospectus.

Optional Redemption. On and after September 27, 2027, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the date fixed for redemption. If we elect to redeem any shares of Series C Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price, and we will not be required to pay the redemption price only out of the proceeds from the issuance of other equity securities or any other specific source.

Special Optional Redemption. Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series C Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the date fixed for redemption. If, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series C Preferred Stock (whether pursuant to our optional redemption right described above under “— Optional Redemption” or this special optional redemption right), the holders of Series C Preferred Stock will not have the Change of Control Conversion Right (as defined below) described below under “— Conversion Rights” with respect to the shares called for redemption.

A “Change of Control” is deemed to occur when, after the original issuance of the Series C Preferred Stock, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT LLC or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT LLC or the Nasdaq Stock Market.

Redemption Procedures. In the event we elect to redeem Series C Preferred Stock, the notice of redemption will be given to each holder of record of Series C Preferred Stock called for redemption at such holder’s address as it appears on our stock transfer records and will state the following:

•	the redemption date;

•	the number of shares of Series C Preferred Stock to be redeemed;

•	the redemption price;

•	the place or places where certificates (if any) for the Series C Preferred Stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accumulate on the redemption date;

•	whether such redemption is being made pursuant to the provisions described above under “— Optional Redemption” or “— Special Optional Redemption”;

•	if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and

•	if such redemption is being made in connection with a Change of Control, that the holders of the shares of Series C Preferred Stock being so called for redemption will not be able to tender such shares of Series C Preferred Stock for conversion in connection with the Change of Control and that each share of Series C Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date (as defined below), for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

If less than all of the Series C Preferred Stock held by any holder are to be redeemed, the notice given to such holder shall also specify the number of shares of Series C Preferred Stock held by such holder to be redeemed.

No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series C Preferred Stock except as to the holder to whom notice was defective or not given.

Holders of Series C Preferred Stock to be redeemed shall surrender the shares of Series C Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series C Preferred Stock has been given and if we have irrevocably set apart for payment the funds necessary for redemption (including any accumulated and unpaid dividends) in trust for the benefit of the holders of the shares of Series C Preferred Stock so called for redemption, then from and after the redemption date (unless we shall default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of Series C Preferred Stock, those shares of Series C Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series C Preferred Stock is to be redeemed, the Series C Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by lot, provided that such redemption will not result in the automatic transfer of any shares of Series C Preferred Stock to a trust as described below under “— Restrictions on Ownership and Transfer.”

Immediately prior to any redemption of Series C Preferred Stock, we shall pay, in cash, any accumulated and unpaid dividends to, but not including the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series C Preferred Stock at the close of business on such dividend record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series C Preferred Stock to be redeemed.

Unless full cumulative dividends on all shares of Series C Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series C Preferred Stock shall be redeemed unless all outstanding shares of Series C Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series C Preferred Stock (except by exchanging them for our capital stock ranking junior to the Series C Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series C Preferred Stock to preserve our REIT status for U.S. federal income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series C Preferred Stock.

Subject to applicable law, we may purchase shares of Series C Preferred Stock in the open market, by tender or by privately negotiated transactions. Any shares of Series C Preferred Stock that we acquire, by redemption or otherwise, shall be reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series C Preferred Stock held by such holder as described above under “— Optional

Redemption” or “— Special Optional Redemption,” in which case such holder will have the right only with respect to shares of Series C Preferred Stock that are not called for redemption) to convert some or all of the Series C Preferred Stock held by such holder, or the Change of Control Conversion Right, on the Change of Control Conversion Date into a number of shares of our common stock per share of Series C Preferred Stock, or the Common Stock Conversion Consideration, equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series C Preferred Stock plus the amount of any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series C Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such dividend payment date will be included in this sum) by (ii) the Common Stock Price, as defined below; and

•	2.94118, or the Share Cap, subject to certain adjustments as described below.

Anything in the articles supplementary designating the Series C Preferred Stock to the contrary notwithstanding and except as otherwise required by law, the persons who are the holders of record of shares of Series C Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend shall be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no allowance for unpaid dividends that are not in arrears on the shares of Series C Preferred Stock to be converted.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock to existing holders of our common stock), subdivisions or combinations (in each case, a Share Split) with respect to our common stock as follows: the adjusted Share Cap as a result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap times the aggregate number of shares of the Series C Preferred Stock issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable), or the Exchange Cap. The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which our common stock is or will be converted into cash, securities or other property or assets (including any combination thereof), or the Alternative Form Consideration, a holder of Series C Preferred Stock will receive upon conversion of such Series C Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control, or the Alternative Conversion Consideration; the Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the Conversion Consideration).

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of our common stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of our common stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.

We will not issue fractional shares of our common stock upon the conversion of the Series C Preferred Stock in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.

Within 15 days following the occurrence of a Change of Control, unless we have, prior to the expiration of such 15-day period, provided notice of our election to redeem all shares of Series C Preferred Stock pursuant to the redemption provisions described above, we will provide to holders of Series C Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will be delivered to the holders of record of the shares of Series C Preferred Stock at their address as they appear on our stock transfer records. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the conversion of any shares of Series C Preferred Stock except as to the holder to whom notice was defective or not given. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of Series C Preferred Stock may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Stock Price;

•	the Change of Control Conversion Date;

•	that if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any shares of Series C Preferred Stock, holders will not be able to convert the shares of Series C Preferred Stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series C Preferred Stock;

•	the name and address of the paying agent, transfer agent and conversion agent for the Series C Preferred Stock;

•	the procedures that the holders of Series C Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares of Series C Preferred Stock for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and

•	the last date on which holders of Series C Preferred Stock may withdraw shares of the Series C Preferred Stock surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

Under such circumstances, we will also issue a press release containing such notice for publication on Dow Jones & Company, Inc., the Wall Street Journal, Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series C Preferred Stock.

To exercise the Change of Control Conversion Right, the holders of Series C Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series C Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series C Preferred Stock held in book-entry form through a Depositary or shares directly registered with the transfer agent therefor, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series C Preferred Stock to be converted through the facilities of such Depositary, or through such transfer agent, respectively), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of shares of Series C Preferred Stock to be converted; and

•	that the shares of Series C Preferred Stock are to be converted pursuant to the applicable provisions of the articles supplementary designating the Series C Preferred Stock.

The “Change of Control Conversion Date” is the date the Series C Preferred Stock is to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series C Preferred Stock.

The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then listed, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common stock is not then listed for trading on a U.S. securities exchange.

Holders of Series C Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:

•	the number of withdrawn shares of Series C Preferred Stock;

•	if certificated Series C Preferred Stock has been surrendered for conversion, the certificate numbers of the withdrawn shares of Series C Preferred Stock; and

•	the number of shares of Series C Preferred Stock, if any, which remain subject to the holder’s conversion notice.

Notwithstanding the foregoing, if any shares of Series C Preferred Stock are held in book-entry form through The Depository Trust Company, or DTC, or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.

Shares of Series C Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the shares of Series C Preferred Stock, as described above under “— Optional Redemption” or “— Special Optional Redemption,” in which case only the shares of Series C Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem shares of Series C Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series C Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price described above under “— Optional Redemption” or “— Special Optional Redemption,” as applicable.

We will deliver all securities, cash and other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of our common stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series C Preferred Stock into shares of our common stock or other property. Notwithstanding any other provision of the Series C Preferred Stock, no holder of Series C Preferred Stock will be entitled to convert such Series C Preferred Stock into shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the applicable share ownership limitations contained in our charter, including the articles supplementary designating the Series C Preferred Stock, unless we provide an exemption from this limitation to such holder. See “— Restrictions on Ownership and Transfer” below and “Restrictions on Ownership and Transfer” in the accompanying prospectus.

The Change of Control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us. See “Risk Factors — You may not be able to exercise conversion rights upon a Change of Control.” If exercisable, the change of control conversion rights described in this prospectus supplement may not adequately compensate you. These change of control conversion rights may also make it more difficult for a party to acquire us or discourage a party from acquiring us.”

Except as provided above in connection with a Change of Control, the Series C Preferred Stock is not convertible into or exchangeable for any other securities or property.

Voting Rights

Holders of the Series C Preferred Stock will not have any voting rights, except as set forth below.

Whenever dividends on any shares of Series C Preferred Stock are in arrears for six or more quarterly dividend periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of our preferred stock we may issue, including our currently outstanding Series A Preferred Stock and Series B Preferred Stock, upon which like voting rights have been conferred and are exercisable and with which the Series C Preferred Stock is entitled to vote as a class with respect to the election of those two directors) and the holders of Series C Preferred Stock (voting separately as a class with all other classes or series of preferred stock we may issue, including our currently outstanding Series A Preferred Stock and Series B Preferred Stock, upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series C Preferred Stock in the election of those two directors) will be entitled to vote for the election of those two additional directors at a special meeting called by us at the written request of the holders of record of at least 25% of the outstanding shares of Series C Preferred Stock or the outstanding shares of any other class or series of preferred stock, including our currently outstanding Series A

Preferred Stock and Series B Preferred Stock, upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series C Preferred Stock in the election of those two directors to be held no later than 90 days after our receipt of such request (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of our stockholders, in which case, such vote will be held at the earlier of the next annual or special meeting of our stockholders), and at each subsequent annual meeting until all dividends accumulated on the Series C Preferred Stock for all past dividend periods and the then current dividend period shall have been fully paid. In that case, the right of holders of the Series C Preferred Stock to elect any directors will cease and, unless there are other classes or series of our preferred stock, including our currently outstanding Series A Preferred Stock and Series B Preferred Stock, upon which like voting rights have been conferred and are exercisable, the term of office of any directors elected by holders of the Series C Preferred Stock shall immediately terminate and the number of directors constituting the board of directors shall be automatically reduced accordingly. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series C Preferred Stock (voting separately as a class with all other classes or series of preferred stock we may issue, including our currently outstanding Series A Preferred Stock and Series B Preferred Stock, upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series C Preferred Stock in the election of such directors) pursuant to these voting rights exceed two.

If a special meeting is not called by us within 30 days after written request from the holders of Series C Preferred Stock as described above, then the holders of record of at least 25% of the outstanding Series C Preferred Stock may designate a holder to call the meeting at our expense and such meeting may be called by the holder so designated upon notice similar to that required for annual meetings of stockholders and shall be held at the place designated by the holder calling such meeting.

On each matter on which holders of Series C Preferred Stock are entitled to vote, each share of Series C Preferred Stock will be entitled to one vote, except that when shares of any other class or series of our preferred stock, including our currently outstanding Series A Preferred Stock and Series B Preferred Stock, have the right to vote with the Series C Preferred Stock as a single class on any matter, the Series C Preferred Stock and the shares of each such other class or series, including our currently outstanding Series A Preferred Stock and Series B Preferred Stock, will have one vote for each $25.00 of liquidation preference (excluding accumulated and unpaid dividends). So long as any shares of Series C Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series C Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, voting separately as a series, and the affirmative vote or consent of the holders of at least two-thirds of the shares of all other classes or series of preferred stock then outstanding upon which like voting rights have been conferred and are exercisable, (a) authorize or create, or increase the number of authorized or issued shares of, any class or series of capital stock ranking senior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized capital stock into shares of such class or series, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) amend, alter or repeal our charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock, each, an Event; provided, however, with respect to the occurrence of any Event set forth in (b) above, so long as the Series C Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon an occurrence of an Event, we may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of the Series C Preferred Stock and, provided further, that any increase in the number of authorized shares of preferred stock, including the Series C Preferred Stock, or the creation or issuance of any additional shares of Series C Preferred Stock or any other class or series of preferred stock that we may issue, or any increase in the number of authorized shares of such class or series, in each case ranking on a parity with or junior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series C Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Except as expressly stated in the articles supplementary designating the Series C Preferred Stock, the Series C Preferred Stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series C Preferred Stock are outstanding, we will use our best efforts to (i) post to our website or transmit by mail (or other permissible means under the Exchange Act) to all holders of Series C Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q, respectively, that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series C Preferred Stock. We will use our best efforts to post to our website or mail (or otherwise provide) the information to the holders of the Series C Preferred Stock within 15 days after the respective dates by which a report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code, our shares of stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year.

Our charter contains restrictions on the ownership and transfer of our outstanding stock such as the Series C Preferred Stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of applicable attribution provisions of the Internal Revenue Code, more than 9.8% by value or number of shares, whichever is more restrictive, of either our outstanding capital stock or our outstanding common stock. Different ownership limits will apply to Invesco.

The attribution rules under the Internal Revenue Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, our shares of stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock and thereby subject the shares of common stock or total shares of stock to the applicable ownership limits.

Our charter provisions further prohibit:

•	any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, our shares of stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring our shares of stock if such transfer would result in our shares of stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of Series C Preferred Stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give written notice immediately to us (or, in the case of a proposed or attempted acquisition, to give at least 15 days prior written notice to us) and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required for REIT qualification.

Pursuant to our charter, if any transfer of our shares of Series C Preferred Stock or conversion of Series C Preferred Stock into shares of our common stock upon a Change of Control that would, if effective, result in our shares of stock being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of our shares of stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors or in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported record transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limits or our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be void.

Shares of stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares of stock at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the market price on the date we, or our designee, accepts such offer. We may reduce the amount payable to the purported record transferee, however, by the amount of any dividends or other distributions paid to the purported record transferee on the shares and owed by the purported record transferee to the trustee. We have the right to accept such offer until the trustee has sold the shares of stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the trustee with respect to such shares of stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or such other limit as established by our board of directors. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the purported record transferee by the amount of dividends and other distributions paid to the purported record transferee and owed by the purported record transferee to the trustee. Any net sales proceeds in excess of the amount payable to the purported record transferee will be immediately paid to the beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a purported record transferee, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the purported record transferee received an amount for or in respect of such shares that exceeds the amount that such purported record transferee was entitled to receive, such excess amount will be paid to the trustee upon demand. The purported beneficial transferee or purported record transferee has no rights in the shares held by the trustee.

The trustee will be designated by us and will be unaffiliated with us and with any purported record transferee or purported beneficial transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported record transferee prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible action, then the trustee may not rescind and recast the vote.

In addition, if our board of directors or a duly authorized committee determines in good faith that a proposed transfer would violate the restrictions on ownership and transfer of our shares of stock set forth in our charter, our board of directors or a duly authorized committee will take such action as it deems or they deem advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each shareholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

For further information regarding restrictions on ownership and transfer of the Series C Preferred Stock, see “Restrictions on Ownership and Transfer” in the accompanying prospectus.

Preemptive Rights

No holders of the Series C Preferred Stock will, as holders of Series C Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any other security.

Book-Entry Procedures

All interests in the global securities certificates representing the shares of the Series C Preferred Stock will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the Series C Preferred Stock. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

DTC will act as securities depositary for the Series C Preferred Stock. We will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of shares of Series C Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the shares of Series C Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Series C Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series C Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series C Preferred Stock.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or Direct Participants, deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase shares of Series C Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series C Preferred Stock on DTC’s records. You will be considered to be the “beneficial owner” of the Series C Preferred Stock. Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series C Preferred Stock are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series C Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action which a holder is entitled to take under our amended and restated charter (including the articles supplementary designating the Series C Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the Series C Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of Series C Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series C Preferred Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series C Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of Series C Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends on the Series C Preferred Stock will be made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series C Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series C Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series C Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series C Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Initial settlement for the Series C Preferred Stock will be made in immediately available funds. Secondary market trading among DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Transfer Agent and Registrar

The transfer agent and registrar for the Series C Preferred Stock is Computershare Shareowner Services LLC. Its principal business address is 480 Washington Blvd, 29th Floor, Jersey City, NJ 07310 and its telephone number is (800) 522-6645.

SUPPLEMENT TO U.S. FEDERAL INCOME TAX CONSIDERATIONS

For purposes of this offering of Series C Preferred Stock, the following summary of material U.S. federal income tax considerations supplements and updates the discussion set forth under the heading “U.S. Federal Income Tax Considerations” in the accompanying prospectus and is for general information only and is not tax advice. Except to the extent otherwise provided below, our qualification and taxation as a REIT and the material U.S. federal income tax consequences of an investment in our Series C Preferred Stock or any of our common stock received upon conversion of such Series C Preferred Stock is discussed under the heading “U.S. Federal Income Tax Considerations” in the accompanying prospectus. This discussion is based upon current law and does not give a detailed description of any state, local or non-U.S. tax considerations. This discussion does not describe all of the U.S. federal income tax considerations that may be relevant to a prospective holder of Series C Preferred Stock in light of his or her particular circumstances or to certain types of shareholders (including insurance companies, tax-exempt entities, financial institutions or broker dealers) subject to special treatment under U.S. federal income tax laws.

The U.S. federal income tax treatment of holders of the Series C Preferred Stock or any common stock received upon conversion of such Series C Preferred Stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding the Series C Preferred Stock or any common stock received upon conversion of such Series C Preferred Stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, local, and non-U.S. income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of the Series C Preferred Stock or any common stock received upon conversion of such Series C Preferred Stock.

Taxation of Taxable U.S. Shareholders

For purposes of this summary, a U.S. shareholder is a beneficial owner of our common stock that for U.S. federal income tax purposes is (i) a citizen or resident of the U.S.; (ii) a corporation (including an entity treated as corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia); (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source; or (iv) any trust if (x) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (y) it has a valid election to be treated as a U.S. person. In the case of U.S. shareholders, distributions with respect to Series C Preferred Stock and gains and losses from dispositions of Series C Preferred Stock are subject to the same U.S. federal income tax rules described under the heading “U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders” in the accompanying prospectus with respect to distributions with respect to our common stock and gains and losses from dispositions of our common stock, except that in determining the extent to which a distribution will be treated as made from our earnings and profits, our earnings and profits will be allocated, on a pro rata basis, first to distributions with respect to the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and then to our common stock. Accordingly, provided that we qualify as a REIT, dividends distributed with respect to our Series C Preferred Stock generally will not be eligible for taxation at the preferential rates for qualified dividend income in the case of non-corporate U.S. shareholders and will not be eligible for a dividends received deduction in the case of corporate U.S. shareholders.

Redemptions. A redemption of the Series C Preferred Stock will be treated as a distribution with respect to stock as described in “U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders — Distributions” in the accompanying prospectus unless the redemption satisfies one or more of the tests that enable the redemption to be treated as a sale or exchange of the redeemed Series C Preferred Stock. A redemption will satisfy such tests if it: (i) is “substantially disproportionate” with respect to the U.S. shareholder;

(ii) results in a “complete redemption” of the U.S. shareholder’s stock interest in us; or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. shareholder, all within the meaning of Section 302(b) of the Internal Revenue Code. In determining whether any of these tests have been met, shares considered to be owned by the U.S. shareholder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Internal Revenue Code is satisfied with respect to any particular holder of the Series C Preferred Stock will depend upon the facts and circumstances as of the time the determination is made, prospective investors are advised to consult their tax advisors to determine such tax treatment.

If a redemption of the Series C Preferred Stock is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the U.S. shareholder. The U.S. shareholder’s adjusted tax basis in such redeemed Series C Preferred Stock would, in that case, be transferred to the holder’s remaining stockholdings in us. If, however, the U.S. shareholder has no remaining stockholdings in us, such basis may, under certain circumstances, be transferred to a related person, or it may be lost entirely.

If a redemption of the Series C Preferred Stock is not treated as a distribution taxable as a dividend to a particular U.S. shareholder, it will generally be treated as to that holder as a taxable sale or other disposition, in accordance with the treatment of dispositions of our common stock in “U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders — Dispositions of Our Common Stock” in the accompanying prospectus.

Conversion of the Series C Preferred Stock. Except as provided below, (i) a U.S. shareholder generally will not recognize gain or loss upon the conversion of the Series C Preferred Stock into our common stock, and (ii) a U.S. shareholder’s basis and holding period in our common stock received upon conversion generally will be the same as those of the converted Series C Preferred Stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our common stock received in a conversion that is attributable to accumulated and unpaid dividends on the converted Series C Preferred Stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. shareholder has held the Series C Preferred Stock for more than one year at the time of conversion. U.S. shareholders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges shares received on a conversion of Series C Preferred Stock for cash or other property.

In addition, if a U.S. shareholder receives the Alternative Form Consideration (in lieu of shares of our common stock) in connection with the conversion of the U.S. shareholder’s shares of Series C Preferred Stock, the tax treatment of the receipt of any such other consideration will depend on a number of factors, including the nature of the consideration and the structure of the transaction that gives rise to the Change of Control, and it may be a taxable exchange. U.S. shareholders converting their shares of Series C Preferred Stock should consult their tax advisors regarding the U.S. federal income tax consequences of any such conversion and of the ownership and disposition of the consideration received upon such conversion.

Taxation of Non-U.S. Shareholders

For purposes of this summary, a non-U.S. shareholder is a beneficial owner of our common stock that is not a U.S. shareholder or an entity that is treated as a partnership for U.S. federal income tax purposes. In the case of non-U.S. shareholders, distributions with respect to Series C Preferred Stock and gains and losses from dispositions of Series C Preferred Stock are subject to the same U.S. federal income tax rules described under the heading “U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders” in the accompanying prospectus with respect to distributions with respect to our common stock and gains and losses from dispositions of our common stock, except that in determining the extent to which a distribution will be treated as made from our earnings and profits, our earnings and profits will be allocated, on a pro rata basis, first to distributions with respect to the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and then to our common stock. We anticipate that the Series C Preferred Stock will be, and our common stock will continue to be, “regularly traded” on an established securities market.

Redemptions. A redemption of the Series C Preferred Stock will be treated as a distribution with respect to stock as described in “U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders — Ordinary Dividends,” “Taxation of Non-U.S. Stockholders — Non-Dividend Distributions,” and “U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders — Capital Gain Dividends,” in the accompanying prospectus unless the redemption satisfies one or more of the tests that enable the redemption to be treated as a sale or exchange of the redeemed Series C Preferred Stock. A redemption will satisfy such tests if it: (i) is “substantially disproportionate” with respect to the non-U.S. shareholder; (ii) results in a “complete redemption” of the non-U.S. shareholder’s stock interest in us; or (iii) is “not essentially equivalent to a dividend” with respect to the non-U.S. shareholder, all within the meaning of Section 302(b) of the Internal Revenue Code. In determining whether any of these tests have been met, shares considered to be owned by the non-U.S. shareholder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Internal Revenue Code is satisfied with respect to any particular non-U.S. shareholder of the Series C Preferred Stock will depend upon the facts and circumstances as of the time the determination is made, prospective investors are advised to consult their tax advisors to determine such tax treatment.

If a redemption of the Series C Preferred Stock is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the non-U.S. shareholder. The non-U.S. shareholder’s adjusted tax basis in such redeemed Series C Preferred Stock would, in that case, be transferred to the non-U.S. shareholder’s remaining stockholdings in us. If, however, the non-U.S. shareholder has no remaining stockholdings in us, such basis may, under certain circumstances, be transferred to a related person, or it may be lost entirely.

If a redemption of the Series C Preferred Stock is not treated as a distribution taxable as a dividend to a particular non-U.S. shareholder, it will generally be treated as to that non-U.S. holder as a taxable sale or other disposition, in accordance with the discussion in “U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders — Dispositions of Our Common Stock” in the accompanying prospectus.

Conversion of the Series C Preferred Stock. Except as provided below, a non-U.S. shareholder generally will not recognize gain or loss upon the conversion of the Series C Preferred Stock into our common stock, provided the Series C Preferred Stock does not constitute a U.S. real property interest, or USRPI. Even if the Series C Preferred Stock does constitute a USRPI, provided our common stock also constitutes a USRPI, a non-U.S. shareholder generally will not recognize gain or loss upon a conversion of the Series C Preferred Stock into our common stock provided certain reporting requirements are satisfied. If the Series C Preferred Stock does constitute a USRPI and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of Series C Preferred Stock for common stock. Such a deemed taxable exchange will be subject to tax at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. shareholder of the same type (e.g., an individual or a corporation, as the case may be) on the excess, if any, of the fair market value of such non-U.S. shareholder’s common stock received over such non-U.S. shareholder’s adjusted basis in its Series C Preferred Stock. Collection of such tax will be enforced by a refundable withholding tax at a rate of 15% of the value of the common stock. It is not currently anticipated that our stock will constitute a USRPI. However, we cannot assure you that our stock will not become a USRPI.

If a non-U.S. shareholder does not recognize gain or loss upon the conversion of the Series C Preferred Stock into our common stock, the non-U.S. shareholder’s basis and holding period in our common stock received upon conversion generally will be the same as those of the converted Series C Preferred Stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our common stock received in a conversion that is attributable to accumulated and unpaid dividends on the converted Series C Preferred Stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged and treated in accordance with the sections of this discussion relating to sales or other dispositions of our stock by non-U.S. shareholders. Non-U.S. shareholders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges shares received on a conversion of Series C Preferred Stock for cash or other property.

FATCA Withholding. Under Sections 1471-1474 of the Internal Revenue Code, from the Foreign Account Tax Compliance Act, or FATCA, withholding at a rate of 30% will be required on dividends in respect of, and after December 31, 2018, withholding at a rate of 30% will be required on gross proceeds from the sale of shares of our common stock, our Series A Preferred Stock, our Series B Preferred Stock and our Series C Preferred Stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury (unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our common stock, our Series A Preferred Stock, our Series B Preferred Stock and our Series C Preferred Stock is held may affect the determination of whether such withholding is required. Similarly, dividends in respect of, and after December 31, 2018, gross proceeds from the sale of, our common stock, our Series A Preferred Stock, our Series B Preferred Stock and our Series C Preferred Stock held by an investor that is a non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury. Non-U.S. shareholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our common stock, our Series A Preferred Stock, our Series B Preferred Stock and our Series C Preferred Stock.

Estate Tax. If shares of our common stock our Series A Preferred Stock, our Series B Preferred Stock or our Series C Preferred Stock are owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, such shares will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

UNDERWRITING

Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and J.P. Morgan Securities LLC are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares of Series C Preferred Stock set forth opposite the underwriter’s name.

Underwriter	Number of Shares
Morgan Stanley & Co. LLC	2,700,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,700,000
UBS Securities LLC	2,700,000
J.P. Morgan Securities LLC	1,900,000
Total	10,000,000

The underwriting agreement provides that the obligations of the several underwriters to purchase the shares of Series C Preferred Stock offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the shares of Series C Preferred Stock offered by this prospectus supplement, other than those covered by the over-allotment option described below, if any of these shares are purchased.

We have been advised by the representatives of the underwriters that the underwriters initially propose to offer the shares of Series C Preferred Stock to the public at the public offering price set forth on the cover of this prospectus supplement and to dealers at a price that represents a concession not in excess of $0.50 per share. The underwriters may allow, and such dealers may reallow, a concession not in excess of $0.45 per share to other dealers. After the initial public offering, the representatives of the underwriters may change the offering price and other selling terms.

We have granted to the underwriters an option, exercisable not later than 30 days after the date of this prospectus supplement, to purchase up to 1,500,000 additional shares of Series C Preferred Stock at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the Series C Preferred Stock offered by this prospectus supplement. To the extent that the underwriters exercise this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional shares of Series C Preferred Stock as the number of shares of Series C Preferred Stock to be purchased by it in the above table bears to the total number of shares of Series C Preferred Stock offered by this prospectus supplement. We will be obligated to sell these additional shares of Series C Preferred Stock to the underwriters to the extent the option is exercised. If any additional shares of Series C Preferred Stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The Series C Preferred Stock has not been rated. No current market exists for the Series C Preferred Stock. We intend to apply to list the Series C Preferred Stock on the NYSE under the symbol “IVR PrC.” If the application is approved, trading of the Series C Preferred Stock on the NYSE is expected to begin within 30 days after the date of initial issuance of the Series C Preferred Stock. Certain of the underwriters have advised us that they intend to make a market in the Series C Preferred Stock prior to the commencement of any trading on the NYSE. They will have no obligation to make a market in the Series C Preferred Stock, however, and may cease market-making activities, if commenced, at any time without notice. We cannot assure you that a market for the Series C Preferred Stock will develop prior to the commencement of trading on the NYSE or, if developed, will be maintained or will provide you with adequate liquidity.

The underwriting discount per share are equal to the public offering price per share of Series C Preferred Stock less the amount paid by the underwriters to us per share of Series C Preferred Stock. We have agreed to pay the underwriters the following discount, assuming either no exercise or full exercise by the underwriters of the underwriters’ over-allotment option:

	Fee per Share	Without Exercise of Over-Allotment Option	With Full Exercise of Over-Allotment Option
Public offering price	$25.00	$250,000,000	$287,500,000
Underwriting discount	$0.7875	$7,875,000	$9,056,250
Proceeds, before expenses, to us	$24.2125	$242,125,000	$278,443,750

We estimate that our portion of the total expenses of this offering, not including the underwriting discount, will be $311,000. We have also agreed to reimburse the underwriters up to $5,000 for any FINRA counsel fees. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.

We have agreed that, for a period of 30 days from the date of this prospectus supplement, we will not, without the prior written consent of the representatives, offer, sell or otherwise dispose of any securities substantially similar to or any securities convertible into or exchangeable for shares of the Series C Preferred Stock or such similar securities. The representatives, in their sole discretion, may release any of the securities subject to this lock-up agreement at any time without notice.

In connection with the offering, the underwriters may purchase and sell shares of the Series C Preferred Stock in the open market. These transactions may include short sales, purchases to cover positions created by short sales, which may include purchases pursuant to the over-allotment option, and stabilizing transactions.

Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Covered short sales are sales made in an amount not greater than the number of shares represented by the underwriters’ option to purchase additional shares of Series C Preferred Stock from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

Naked short sales are any sales in excess of the number of shares represented by the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

Stabilizing transactions consist of various bids for or purchases of the Series C Preferred Stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representatives of the underwriters have repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or slowing a decline in the market price of the Series C Preferred Stock. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Series C Preferred Stock. As a result, the price of the Series C Preferred Stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Series C Preferred Stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued at any time without notice.

We and our operating partnership, IAS Operating Partnership LP, have agreed to indemnify the underwriters against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

A prospectus in electronic format may be made available on web sites maintained by one or more underwriters. Other than the prospectus in electronic format, the information on any underwriter’s web site and any information contained in any other web site maintained by an underwriter is not part of this prospectus supplement or the accompanying prospectus.

In the ordinary course of their businesses, the underwriters and/or their respective affiliates may engage in financial transactions with, and perform investment banking, lending, asset management and/or financial advisory services for us and/or our affiliates (including, but not limited to, Invesco and our Manager). They receive customary fees and reimbursements of expenses for these transactions and services.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve our securities and/or instruments or our affiliates’ securities and/or instruments.

We have entered into repurchase agreements and/or interest rate swap agreements with Morgan Stanley & Co. LLC and/or its affiliates, Merrill Lynch, Pierce, Fenner & Smith Incorporated and/or its affiliates, UBS Securities LLC and/or its affiliates and J.P. Morgan Securities LLC and/or its affiliates, in each case for financing the acquisition of our target assets and for hedging interest rate volatility.

If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, any of which could adversely affect future trading prices of the Series C Preferred Stock offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Settlement

We expect that delivery of the shares of Series C Preferred Stock will be made to investors on August 16, 2017, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares of Series C Preferred Stock prior to August 16, 2017 will be required, by virtue of the fact that the shares of Series C Preferred Stock initially settle in T+5, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the shares of Series C Preferred Stock who wish to trade shares of Series C Preferred Stock prior to their date of delivery hereunder should consult their advisors.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Alston & Bird LLP, Atlanta, Georgia. Certain legal matters in connection with this offering will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. As to certain matters of Maryland law, Alston & Bird LLP may rely on the opinion of Venable LLP, Baltimore, Maryland.

EXPERTS

The financial statements as of December 31, 2016 and for the year ended December 31, 2016 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2016 incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated by reference in reliance on the reports of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited consolidated financial statements and financial statement schedule as of December 31, 2015 and for each of the two years in the periods ended December 31, 2015 incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing, in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy statements, information statements and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Our common stock is listed on the NYSE under the symbol “IVR,” our Series A Preferred Stock is listed on the NYSE under the symbol “IVR PrA,” our Series B Preferred Stock is listed on the NYSE under the symbol “IVR PrB” and we intend to apply to list the Series C Preferred Stock on the NYSE under the symbol “IVR PrC,” and all such reports, proxy statements and other information filed by us with the NYSE may be inspected at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Finally, we maintain an Internet site where you can find additional information. The address of our Internet site is http://www.invescomortgagecapital.com. All internet addresses provided in this prospectus supplement or in any accompanying prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our Internet site, or any other Internet site described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement or any accompanying prospectus or other offering materials.

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. We refer you to the registration statement and the exhibits thereto for further information. This prospectus is qualified in its entirety by such other information.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement which has been previously filed, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information contained or incorporated by reference in this prospectus supplement. We have filed the documents listed below with the SEC (CIK No. 0001437071) under the Exchange Act and these documents are incorporated herein by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed on February 21, 2017;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016 from our Definitive Proxy Statement on Schedule 14A, filed on March 17, 2017;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2017, filed on May 4, 2017, and for the quarter ended June 30, 2017, filed on August 7, 2017;

•	our Current Reports on Form 8-K filed on February 17, 2017, May 4, 2017 (solely the Current Report on Form 8-K filed pursuant to Item 5.07 of Form 8-K), May 31, 2017 and August 8, 2017; and

•	the description of our common stock included in our Registration Statement on Form 8-A dated June 18, 2009.

All documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of shares hereby will be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement and any previously filed document.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than the exhibits to such documents which are not specifically incorporated by reference in this prospectus supplement); we will provide this information at no cost to the requester upon written or oral request to Office of the Secretary, Invesco Mortgage Capital Inc., Two Peachtree Pointe, 1555 Peachtree Street N.E., Atlanta, Georgia 30309; Tel.: (404) 892-0896; E-mail: company.secretary@invescomortgagecapital.com.

PROSPECTUS

Common Stock, Preferred Stock, Depositary Shares, Warrants,

Stockholder Rights, Debt Securities and Units

By this prospectus, we may offer, from time to time:

•	shares of our common stock,

•	shares of our preferred stock,

•	depositary shares representing shares of our preferred stock,

•	warrants to purchase shares of our common stock, preferred stock or depositary shares,

•	rights issuable to our stockholders to purchase shares of our common stock or preferred stock, to purchase warrants exercisable for shares of our common stock or preferred stock, or to purchase units consisting of two or more of the foregoing,

•	debt securities, which may consist of debentures, notes, or other types of debt, and

•	units consisting of two or more of the foregoing.

We will provide specific terms of each issuance of these securities in supplements to this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, selling stockholders may sell these securities, from time to time, on terms described in the applicable prospectus supplement. You should read this prospectus and any supplement carefully before you decide to invest. This prospectus may not be used to consummate sales of these securities unless it is accompanied by a prospectus supplement.

The New York Stock Exchange, or NYSE, lists our common stock under the symbol “IVR.”

To assist us in continuing to qualify as a real estate investment trust, or REIT, for federal income tax purposes, no person may own more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, unless our board of directors waives this limitation.

Our principal office is located at 1555 Peachtree Street N.E., Suite 1800, Atlanta, Georgia 30309. Our telephone number is (404) 892-0896.

Investing in our securities involves risk. You should carefully consider the information referred to under the heading “Risk Factors” beginning on page 7 before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 29, 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC or Commission, using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. It is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or set forth in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. You should not assume that the information in this prospectus, the applicable prospectus supplement or any other offering material is accurate as of any date other than the dates on the front of those documents.

When used in this prospectus, the terms “company,” “issuer,” “we,” “our,” and “us” refer to Invesco Mortgage Capital Inc. and its consolidated subsidiaries, unless otherwise specified. “Invesco” refers to Invesco Ltd., together with its consolidated subsidiaries, which is the indirect parent company of Invesco Advisers, Inc., our external manager.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus and other filings we make with the SEC within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking:

•	use of proceeds of this offering;

•	our business and investment strategy;

•	our investment portfolio;

•	our projected operating results;

•	general volatility of financial markets and effects of governmental responses, including actions and initiatives of the U.S. governmental agencies and changes to U.S. government policies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), mortgage loan modification programs, actions and initiatives of foreign governmental agencies and central banks, monetary policy actions of the Federal Reserve, including actions relating to its agency mortgage-backed securities portfolio and the continuation of re-investment of principal payments, and our ability to respond to and comply with such actions, initiatives and changes;

•	the availability of financing sources, including our ability to obtain additional financing arrangements and the terms of such arrangements;

•	financing and advance rates for our target assets;

•	changes to our expected leverage;

•	our expected investments;

•	our expected book value per share of common stock;

•	interest rate mismatches between our target assets and our borrowings used to fund such investments;

•	the adequacy of our cash flow from operations and borrowings to meet our short-term liquidity needs;

•	our ability to maintain sufficient liquidity to meet any margin calls;

•	changes in the credit rating of the U.S. government;

•	changes in interest rates and interest rate spreads and the market value of our target assets;

•	changes in prepayment rates on our target assets;

•	the impact of any deficiencies in foreclosure practices of third parties and related uncertainty in the timing of collateral disposition;

•	our reliance on third parties in connection with services related to our target assets;

•	effects of hedging instruments on our target assets;

•	rates of default or decreased recovery rates on our target assets;

•	modifications to whole loans or loans underlying securities;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•	the degree to which derivative contracts expose us to contingent liabilities;

•	counterparty defaults;

•	compliance with financial covenants in our financing arrangements;

•	changes in governmental regulations, tax law and rates, and similar matters and our ability to respond to such changes;

•	our ability to maintain our qualification as a real estate investment trust for U.S. federal income tax purposes;

•	our ability to maintain our exception from the definition of “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act;

•	availability of investment opportunities in mortgage-related, real estate-related and other securities;

•	availability of a U.S. Government Agency guarantees with regard to payments of principal and interest on securities;

•	the market price and trading volume of our capital stock;

•	availability of qualified personnel of our Manager;

•	the relationship with our Manager;

•	estimates relating to taxable income and our ability to continue to make distributions to our stockholders in the future;

•	estimates relating to fair value of our target assets and loan loss reserves;

•	our understanding of our competition;

•	changes to generally accepted accounting principles in the United States of America, or U.S. GAAP;

•	the impact of the restatement of our consolidated financial statements as of and for the years ended December 31, 2013 and December 31, 2014 and all interim periods commencing with the quarter ended March 31, 2013 through the quarter ended March 31, 2015, as described in our Annual Report on Form 10-K for the year ended December 31, 2015;

•	the adequacy of our disclosure controls and procedures and internal controls over financial reporting; and

•	market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in this prospectus in the information referred to under the heading “Risk Factors.” If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements, information statements and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Our common stock is listed on the NYSE under the symbol “IVR,” and all such reports, proxy statements and other information filed by us with the NYSE may be inspected at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Finally, we maintain a website where you can find additional information. The address of our website is http://www.invescomortgagecapital.com. All internet addresses provided in this prospectus or in any accompanying prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or any accompanying prospectus supplement or other offering materials.

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. We refer you to the registration statement and the exhibits thereto for further information. This prospectus is qualified in its entirety by such other information.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus from the date of filing those documents. Any reports filed by us with the SEC on or after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We have filed the documents listed below with the SEC under the Exchange Act, and these documents are incorporated herein by reference (other than information in such documents that is furnished and not deemed to be filed):

•	Our Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 22, 2016;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015 from our Definitive Proxy Statement on Schedule 14A, filed on March 18, 2016;

•	Our Current Reports on Form 8-K filed on February 19, 2016 and February 25, 2016; and

•	The description of our common stock included in our Registration Statement on Form 8-A dated June 18, 2009.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates (other than information in such documents that is furnished and not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of those documents. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement that contains this prospectus and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing those documents.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than the exhibits to such documents which are not specifically incorporated by reference therein); we will provide this information at no cost to the requester upon written or oral request to Office of the Secretary, Invesco Mortgage Capital Inc., 1555 Peachtree Street N.E., Suite 1800, Atlanta, Georgia 30309; Tel.: (404) 892-0896; E-mail: company.secretary@invescomortgagecapital.com.

INVESCO MORTGAGE CAPITAL INC.

Invesco Mortgage Capital Inc. is a Maryland corporation primarily focused on investing in, financing and managing residential and commercial mortgage-backed securities, or MBS, and mortgage loans. Our objective is to provide attractive risk-adjusted returns to our investors, primarily through dividends and secondarily through capital appreciation. To achieve this objective, we primarily invest in the following:

•	Residential mortgage-backed securities, or RMBS, that are guaranteed by a U.S. government agency such as the Government National Mortgage Association, or Ginnie Mae, or a federally chartered corporation such as the Federal National Mortgage Association, or Fannie Mae, or the Federal Home Loan Mortgage Corporation, or Freddie Mac, and are collectively referred to as Agency RMBS;

•	RMBS that are not guaranteed by a U.S. government agency, or non-Agency RMBS;

•	Credit risk transfer securities that are unsecured obligations issued by government-sponsored enterprises, or GSE CRT;

•	Commercial mortgage-backed securities, or CMBS;

•	Residential and commercial mortgage loans; and

•	Other real estate-related financing arrangements.

We are externally managed and advised by Invesco Advisers, Inc., our Manager, which is an indirect, wholly-owned subsidiary of Invesco Ltd., an independent global investment management firm listed on the New York Stock Exchange (NYSE: IVZ), or Invesco. We elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes under the provisions of the Internal Revenue Code of 1986, as amended, or the Code, commencing with our taxable year ended December 31, 2009. To maintain our REIT qualification, we are generally restricted from owning more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock and are generally required to distribute at least 90% of our REIT taxable income to our stockholders annually. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock. See “Restrictions on Ownership and Transfer.” We operate our business in a manner that permits our exclusion from the definition of “Investment Company” under the 1940 Act, as amended.

We generally finance our investments through short- and long-term borrowings structured as repurchase agreements and secured loans. We have historically financed our residential loans held-for-investment through asset-backed securities, or ABS, issued by consolidated securitization trusts. We have also financed investments through the issuances of debt and equity and may utilize other forms of financing in the future.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q which descriptions are incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information,” above.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus and the related accompanying prospectus supplement to purchase assets within our target assets classes, subject to our investment guidelines and to the extent consistent with maintaining our REIT qualification, and for general corporate purposes. Unless otherwise indicated in an accompanying prospectus supplement, we will not receive any proceeds from the sale of securities by selling stockholders.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods presented. The ratio of earnings to combined fixed charges and preferred stock dividends was computed by dividing earnings by our combined fixed charges and preferred stock dividends. For purposes of calculating this ratio, “earnings” include pre-tax income from continuing operations before extraordinary items plus fixed charges. “Fixed charges” consist of interest on all indebtedness determined in accordance with GAAP. “Preferred stock dividends” consist of dividends paid on our issued and outstanding preferred stock.

	Year Ended December 31,
	2015	2014	2013	2012	2011
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	1.3x	*	1.4x	2.4x	2.8x

*	Due to voluntary discontinuation of hedge accounting for its interest rate swap agreements effective December 31, 2013, the ratio was less than 1:1. The Company would need to generate additional earnings before income taxes of $245,484 to achieve a coverage of 1:1.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights and preferences of our capital stock. While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, our charter and bylaws and the other documents we refer to for a more complete understanding of our capital stock. Copies of our charter and bylaws are listed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 450,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share, of which 5,600,000 shares are currently outstanding and designated as 7.75% Series A Cumulative Redeemable Preferred Stock and 6,200,000 shares are currently outstanding and designated as 7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock. Our charter authorizes our board of directors to amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series without stockholder approval. Under Maryland law, stockholders are not generally liable for our debts or obligations.

Shares of Common Stock

All shares of common stock offered by this prospectus will be duly authorized, validly issued, fully paid and nonassessable. Subject to the preferential rights of any other class or series of shares of stock and to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock, holders of shares of common stock are entitled to receive dividends on such shares of common stock out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of our shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

The shares of common stock that we are offering will be issued by us and do not represent any interest in or obligation of Invesco or any of its affiliates. Further, the shares are not a deposit or other obligation of any bank, are not an insurance policy of any insurance company and are not insured or guaranteed by the Federal Deposit Insurance Corporation, or FDIC, any other governmental agency or any insurance company. The shares of common stock will not benefit from any insurance guarantee association coverage or any similar protection.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock and except as may otherwise be specified in the terms of any class or series of shares of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of stock, the holders of such shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any securities of our company and generally have no appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise appraisal rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock, shares of common stock will have equal dividend, liquidation and other rights.

Under the Maryland General Corporation Law, or MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge with another entity, convert into another entity, sell or transfer all or substantially all of its assets or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that these matters (other than certain amendments to the provisions of our charter related to the removal of directors, the restrictions on ownership and transfer of our shares of stock and the vote required for certain amendments) may be approved by a majority of all of the votes entitled to be cast on the matter.

Power to Reclassify Our Unissued Shares of Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of shares of stock. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on ownership and transfer of shares of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, our board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders.

Power to Increase or Decrease Authorized Shares of Stock and Issue Additional Shares of Common and Preferred Stock

We believe that the power of our board of directors to amend our charter from time to time to increase or decrease the number of authorized shares of stock or the number of shares of stock of any class or series that we have authority to issue, to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock into other classes or series of stock and thereafter to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the shares of common stock, will be available for issuance without further action by our stockholders unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is Computershare Trust Company, N.A.

Shares of Preferred Stock

The following description sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to our charter, our bylaws, as amended and restated, and any articles supplementary to our charter, designating terms of a series of preferred stock. The preferred stock, when issued, will be validly issued, fully paid, and nonassessable. Because our board of directors has the power to establish the preferences, powers and rights of each series of preferred stock, our board of directors may afford the holders of any series of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of common stockholders.

The rights, preferences, privileges and restrictions of each series of preferred stock will be fixed by the articles supplementary to our charter relating to the series. A prospectus supplement, relating to each series, will specify the terms of the preferred stock, as follows:

•	the title and stated value of the preferred stock;

•	the voting rights of the preferred stock, if applicable;

•	the preemptive rights of the preferred stock, if applicable;

•	the restrictions on alienability of the preferred stock, if applicable;

•	the number of shares offered, the liquidation preference per share and the offering price of the shares;

•	liability to further calls or assessment of the preferred stock, if applicable;

•	the dividend rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred stock;

•	the date from which dividends on the preferred stock will accumulate, if applicable;

•	the procedures for any auction and remarketing for the preferred stock;

•	the provision for a sinking fund, if any, for the preferred stock;

•	the provision for and any restriction on redemption, if applicable, of the preferred stock;

•	the provision for and any restriction on repurchase, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and provisions, if any, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

•	the terms under which the rights of the preferred stock may be modified, if applicable;

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock;

•	a discussion of certain material federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs;

•	any limitation on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs; and

•	any limitations on direct or beneficial ownership and restrictions on transfer of the preferred stock, in each case as may be appropriate to preserve our qualification as a REIT.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares, each of which would represent a fractional interest of a share of a particular series of preferred stock. We will deposit shares of preferred stock represented by depositary shares under a separate deposit agreement among the company, a preferred stock depositary and the holders of the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will possess, in proportion to the fractional interest of a share of preferred stock represented by the depositary share, all the rights and preferences of the preferred stock represented by the depositary shares.

Depositary receipts will evidence the depositary shares issued pursuant to the deposit agreement. Immediately after the company issues and delivers preferred stock to a preferred stock depositary, the preferred stock depositary will issue the depositary receipts.

Dividends and Other Distributions

The depositary will distribute all cash dividends on the preferred stock to the record holders of the depositary shares. Holders of depositary shares generally must file proofs, certificates and other information and pay charges and expenses of the depositary in connection with distributions.

If a distribution on the preferred stock is other than in cash and it is feasible for the depositary to distribute the property it receives, the depositary will distribute the property to the record holders of the depositary shares. If such a distribution is not feasible, the depositary, with our approval, may sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Withdrawal of Stock

Unless we have previously called the underlying preferred stock for redemption or the holder of the depositary shares has converted such shares, a holder of depositary shares may surrender them at the corporate trust office of the depositary in exchange for whole or fractional shares of the underlying preferred stock together with any money or other property represented by the depositary shares. Once a holder has exchanged the depositary shares, the holder may not redeposit the preferred stock and receive depositary shares again. If a depositary receipt presented for exchange into preferred stock represents more shares of preferred stock than the number to be withdrawn, the depositary will deliver a new depositary receipt for the excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by a depositary, the depositary will redeem the corresponding amount of depositary shares with funds it receives from us for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 days nor more than 60 days before the date fixed for redemption at the holders’ addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and any other amounts payable with respect to the preferred stock. If we intend to redeem less than all of the underlying preferred stock, we and the depositary will select the depositary shares to be redeemed on as nearly a pro rata basis as practicable without creating fractional depositary shares or by any other equitable method determined by us that preserves our REIT status.

On the redemption date:

•	all dividends relating to the shares of preferred stock called for redemption will cease to accrue;

•	we and the depositary will no longer deem the depositary shares called for redemption to be outstanding; and

•	all rights of the holders of the depositary shares called for redemption will cease, except the right to receive any money payable upon the redemption and any money or other property to which the holders of the depositary shares are entitled upon redemption.

Voting of the Preferred Stock

When a depositary receives notice regarding a meeting at which the holders of the underlying preferred stock have the right to vote, it will mail that information to the holders of the depositary shares. Each record holder of depositary shares on the record date may then instruct the depositary to exercise its voting rights for the amount of preferred stock represented by that holder’s depositary shares. The depositary will vote in accordance with these instructions. The depositary will abstain from voting to the extent it does not receive specific instructions from the holders of depositary shares. A depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote, as long as any action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying preferred stock represented by the depositary share.

Conversion of Preferred Stock

Depositary shares will not themselves be convertible into common stock or any other securities or property of the company. However, if the underlying preferred stock is convertible, holders of depositary shares may surrender them to the depositary with written instructions to convert the preferred stock represented by their depositary shares into whole shares of common stock, other shares of our preferred stock or other shares of stock, as applicable. Upon receipt of these instructions and any amounts payable in connection with a conversion, we will convert the preferred stock using the same procedures as those provided for delivery of preferred stock. If a holder of depositary shares converts only part of its depositary shares, the depositary will issue a new depositary receipt for any depositary shares not converted. We will not issue fractional shares of common stock upon conversion. If a conversion will result in the issuance of a fractional share, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of a Deposit Agreement

The company and the depositary may amend any form of depositary receipt evidencing depositary shares and any provision of a deposit agreement. However, unless the existing holders of at least two-thirds of the applicable depositary shares then outstanding have approved the amendment, we and the depositary may not make any amendment that:

•	would materially and adversely alter the rights of the holders of depositary shares; or

•	would be materially and adversely inconsistent with the rights granted to the holders of the underlying preferred stock.

Subject to exceptions in the deposit agreement and except in order to comply with the law, no amendment may impair the right of any holders of depositary shares to surrender their depositary shares with instructions to deliver the underlying preferred stock and all money and other property represented by the depositary shares.

Every holder of outstanding depositary shares at the time any amendment becomes effective who continues to hold the depositary shares will be deemed to consent and agree to the amendment and to be bound by the amended deposit agreement.

We may terminate a deposit agreement upon not less than 30 days prior written notice to the depositary if:

•	the termination is necessary to preserve our REIT status; or

•	a majority of each series of preferred stock affected by the termination consents to the termination.

Upon a termination of a deposit agreement, holders of the depositary shares may surrender their depositary shares and receive in exchange the number of whole or fractional shares of preferred stock and any other property represented by the depositary shares. If we terminate a deposit agreement to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange.

In addition, a deposit agreement will automatically terminate if:

•	we have redeemed all underlying preferred stock subject to the agreement;

•	a final distribution of the underlying preferred stock in connection with any liquidation, dissolution or winding up has occurred, and the depositary has distributed the distribution to the holders of the depositary shares; or

•	each share of the underlying preferred stock has been converted into other capital stock of the company not represented by depositary shares.

Expenses of a Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges and expenses arising in connection with a deposit agreement. In addition, we will generally pay the fees and expenses of a depositary in connection with the performance of its duties. However, holders of depositary shares will pay the fees and expenses of a depositary for any duties requested by the holders that the deposit agreement does not expressly require the depositary to perform.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us notice of its election to resign. We may also remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary. We will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. The successor must be a bank or trust company with its principal office in the U.S. and have a combined capital and surplus of at least $50 million.

Miscellaneous

The depositary will forward to the holders of depositary shares any reports and communications from us with respect to the underlying preferred stock.

Neither the depositary nor the company will be liable if any law or any circumstances beyond their control prevent or delay them from performing their obligations under a deposit agreement. The obligations of the company and a depositary under a deposit agreement will be limited to performing their duties in good faith and without negligence and, in regard to voting of preferred stock, gross negligence or willful misconduct. Neither the company nor a depositary must prosecute or defend any legal proceeding with respect to any depositary shares or the underlying preferred stock unless they are furnished with satisfactory indemnity.

The company and any depositary may rely on the written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons they believe in good faith to be competent, and on documents they believe in good faith to be genuine and signed by a proper party.

In the event a depositary receives conflicting claims, requests or instructions from us and any holders of depositary shares, the depositary will be entitled to act on the claims, requests or instructions received from us.

Depositary

The prospectus supplement will identify the depositary for the depositary shares.

Listing of the Depositary Shares

The applicable prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of the warrants that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may issue warrants for the purchase of common stock, preferred stock, depository shares, debt securities, other securities or any combination of these securities. Securities warrants may be issued independently or together with any other securities offered by this prospectus and any accompanying prospectus supplement and may be attached to or separate from such other securities. Each issuance of the warrants will be issued under a separate securities warrant agreement to be entered into by us and a bank or trust company, as securities warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. Each issue of warrants will be evidenced by warrant certificates. The securities warrant agent will act solely as an agent of ours in connection with the securities warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holder of securities warrant certificates or beneficial owners of warrants.

If we offer warrants pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such warrants, including the following, where applicable:

•	the offering price at which we will issue the warrants;

•	the total number of warrants;

•	any applicable anti-dilution provisions to adjust the number of shares to be delivered upon exercise of warrants to purchase common stock;

•	the designation and terms of the securities with which the warrants are being offered, if any, the number of the warrants being offered with each security, and the number of shares purchasable upon exercise of the warrants;

•	the price at which investors may purchase the underlying securities purchasable upon exercise of the warrants, as well as related adjustment provisions affecting that exercise price;

•	the date on and after which the warrants and any related securities will be transferable separately;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	federal income tax considerations; and

•	any other material terms of the warrants.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon the exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon the exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock, common stock or for depositary shares will not have any rights of holders of the preferred stock, common stock or depositary shares purchasable upon the exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or depositary shares purchasable upon the exercise.

DESCRIPTION OF STOCKHOLDER RIGHTS

This section describes the general terms and provisions of the rights to purchase certain of our securities that we may issue to holders of our securities by this prospectus. The applicable prospectus supplement will describe the specific terms of the rights then issued, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may issue, as a dividend at no cost, to holders of record of our securities or any class or series thereof on the applicable record date, rights to purchase shares of our common stock or preferred stock, warrants, units or other securities. In this prospectus, we refer to such rights as “stockholder rights.” If stockholders rights are so issued to existing holders of securities, each stockholder right will entitle the registered holder thereof to purchase the securities issuable upon exercise of the rights pursuant to the terms set forth in the applicable prospectus supplement.

If stockholder rights are issued, the applicable prospectus supplement will describe the terms of such stockholder rights, including the following where applicable:

•	record date;

•	subscription price;

•	subscription agent;

•	aggregate number of shares of preferred stock, shares of common stock, warrants, units or other securities purchasable upon exercise of such stockholder rights and, in the case of stockholder rights for preferred stock or warrants exercisable for preferred stock, the designation, aggregate number, and terms of the class or series of preferred stock purchasable upon exercise of such stockholder rights or warrants;

•	the date on which the right to exercise such stockholder rights shall commence and the expiration date on which such right shall expire;

•	federal income tax considerations; and

•	other material terms of such stockholder rights.

Prior to the exercise of their stockholder rights, holders of stockholder rights exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon the exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon the exercise. Prior to the exercise of their stockholder rights, holders of stockholder rights exercisable for shares of preferred stock, common stock or for depositary shares will not have any rights of holders of the preferred stock, common stock or depositary shares purchasable upon the exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or depositary shares purchasable upon the exercise.

DESCRIPTION OF DEBT SECURITIES

General

The following description of the terms of our senior debt securities and subordinated debt securities, together, referred to as the debt securities, sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Unless otherwise noted, the general terms and provisions of our debt securities discussed below apply to both our senior debt securities and our subordinated debt securities. Our debt securities may be issued from time to time in one or more series. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in the prospectus supplement relating to that series.

The senior debt securities will be issued under an indenture between us and The Bank of New York Mellon, as “Senior Indenture Trustee,” referred to as the senior indenture. The subordinated debt securities will be issued under an indenture between us and The Bank of New York Mellon, as “Subordinated Indenture Trustee,” referred to as the subordinated indenture and, together with the senior indenture, the indentures. The Senior Indenture Trustee and the Subordinated Indenture Trustee are both referred to, individually, as the Trustee. The senior debt securities will constitute our unsecured and unsubordinated obligations and the subordinated debt securities will constitute our unsecured and subordinated obligations. A detailed description of the subordination provisions is provided below under the caption “— Ranking and Subordination — Subordination.” In general, however, if we declare bankruptcy, holders of the senior debt securities will be paid in full before the holders of subordinated debt securities will receive anything.

The statements set forth below are brief summaries of certain provisions contained in the indentures, which summaries do not purport to be complete and are qualified in their entirety by reference to the indentures, which are filed as exhibits to the registration statement of which this prospectus forms a part. Terms used herein that are otherwise not defined shall have the meanings given to them in the indentures. Such defined terms shall be incorporated herein by reference.

The indentures will not limit the amount of debt securities that may be issued under the applicable indenture, and debt securities may be issued under the applicable indenture up to the aggregate principal amount that may be authorized from time to time by us. Any such limit applicable to a particular series will be specified in the prospectus supplement relating to that series.

The prospectus supplement relating to any series of debt securities in respect of which this prospectus is being delivered will contain the following terms, among others, for each such series of debt securities:

•	the designation and issue date of the debt securities of such series;

•	the person to whom any interest on a debt security of such series is payable, if other than the registered holder at the close of business on the regular record date for such interest;

•	the date or dates on which the principal amount of the debt securities of such series is payable;

•	the rate or rates (or manner of calculation thereof), if any, per annum at which the debt securities of such series will bear interest, if any, the date or dates from which interest will accrue and the interest payment dates and regular record dates for the debt securities of such series;

•	the place or places where the principal of and any premium and interest on debt securities of such series is payable;

•	the period or periods within which, the redemption price or prices or the repayment price or prices, as the case may be, at which, and the terms and conditions upon which, the debt securities of such series may be redeemed or repaid at the company’s option or the option of the holder of such debt securities;

•

the obligation, if any, of the company to purchase the debt securities of such series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities of such series will be purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of such series will be issuable;

•	provisions, if any, with regard to the conversion or exchange of the debt securities of such series, at the option of the holders of such debt securities or the company, as the case may be, for or into new securities of a different series or other securities;

•	if other than U.S. dollars, the currency or currencies or units based on or related to currencies in which the debt securities of such series will be denominated and in which payments of principal of, and any premium and interest on, such debt securities shall or may be payable;

•	if the principal of (and premium, if any) or interest, if any, on the debt securities of such series are to be payable, at the election of the company or a holder of such debt securities, in a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

•	if the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities of such series may be determined with reference to an index based on a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the manner in which such amounts shall be determined;

•	any limit upon the aggregate principal amount of the debt securities of such series which may be authenticated and delivered under the applicable indenture;

•	provisions, if any, related to the exchange of the debt securities of such series, at the option of the holders of such debt securities, for other securities of the same series of the same aggregate principal amount or of a different authorized series or different authorized denomination or denominations, or both;

•	the portion of the principal amount of the debt securities of such series, if other than the principal amount thereof, which shall be payable upon declaration of acceleration of the maturity thereof as more fully described under the section “— Events of Default, Notice and Waiver” below;

•	any event of default with respect to the debt securities of such series, if not set forth in the applicable indenture, and any additions, deletions or other changes to the events of default set forth in the applicable indenture that shall be applicable to the debt securities of such series;

•	any covenant solely for the benefit of the debt securities of such series and any additions, deletions or other changes to the provisions of the applicable indenture more fully described under the section “— Consolidation, Merger, Conveyance or Transfer on Certain Terms” below, under the section “— Certain Covenants” below, the section of the applicable indenture containing the defined terms or any definitions relating to such provisions of the applicable indenture that would otherwise be applicable to the debt securities of such series;

•	if the provisions of the applicable indenture more fully described under the section “— Defeasance” below will not be applicable to the debt securities of such series, and if such provisions shall be applicable to any covenant or event of default specified in the prospectus supplement relating to such series of debt securities that has not already been established in the applicable indenture;

•	whether the debt securities of such series will be issued in whole or in part in the form of global securities and, if so, the identity of the depositary with respect to such global securities and the terms and conditions, if any, upon which such global securities may be exchanged for other securities;

•	if the debt securities of such series will be guaranteed, the terms and conditions of such guarantees and provisions for the accession of the guarantors to certain obligations under the applicable indenture;

•	with respect to subordinated debt securities only, the amendment or modification of the subordination provisions in the subordinated indenture with respect to the debt securities of such series; and

•	any other specific terms.

We may issue debt securities of any series at various times and we may reopen any series for further issuances from time to time without notice to existing holders of securities of that series.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement relating to such series of debt securities will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own tax and financial advisors on these important matters.

Unless we specify otherwise in the applicable prospectus supplement relating to such series of debt securities, the covenants contained in the indentures will not provide special protection to holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.

Unless otherwise set forth in the prospectus supplement relating to such series of debt securities, interest on outstanding debt securities will be paid to holders of record on the regular record date as specified in the applicable debt security. Unless otherwise specified in the prospectus supplement, debt securities will be issued in fully registered form only. Unless otherwise specified in the prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the Trustee in New York, New York. The debt securities may be presented for transfer or exchange at such office unless otherwise specified in the prospectus supplement, subject to the limitations provided in the applicable indenture, without any service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

Ranking and Subordination

General

The debt securities and any related guarantees will effectively rank junior in right of payment to any of our or the guarantors’ current and future secured obligations to the extent of the value of the assets securing such obligations. The debt securities and the guarantees, if any, will be effectively subordinated to all existing and future liabilities, including indebtedness and trade payables, of our non-guarantor subsidiaries. Unless otherwise set forth in the prospectus supplement relating to such series of debt securities, the indentures will not limit the amount of unsecured indebtedness or other liabilities that can be incurred by our non-guarantor subsidiaries.

Ranking of Debt Securities

The senior debt securities described in this prospectus will be unsecured, senior obligations of the company and will rank equally with the company’s other unsecured and unsubordinated obligations. Any guarantees of the senior debt securities will be unsecured and senior obligations of each of the guarantors, and will rank equally with all other unsecured and unsubordinated obligations of such guarantors. The subordinated debt securities will be unsecured, subordinated obligations of the company and any guarantees of the subordinated debt securities will be unsecured and subordinated obligations of each of the guarantors.

Subordination

If issued, the indebtedness evidenced by the subordinated debt securities will be subordinate to the prior payment in full of all our Senior Indebtedness (as defined below). During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our

Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities, except for certain sinking fund payments made in connection with the redemption of debt securities prior to such default and except for payments made in connection with a defeasance with monies deposited with the Trustee prior to such default. In addition, upon any payment or distribution of our assets to creditors upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The subordination provisions also apply in the same way to any guarantor with respect to the Senior Indebtedness of such guarantor.

The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for borrowed money, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time that person acquires it;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other similar instruments sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•	all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above, in each case, that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•	all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless , in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities, and any unsubordinated guarantee obligations of ours or any guarantor to which we and the guarantors are a party, including the guarantors’ guarantees of our debt securities and other indebtedness for borrowed money, constitute Senior Indebtedness for purposes of the subordinated indenture.

Pursuant to the subordinated indenture, the subordinated indenture may not be amended, at any time, to alter the subordination provisions of any outstanding subordinated debt securities without the consent of the requisite holders of each outstanding series or class of Senior Indebtedness (as determined in accordance with the instrument governing such Senior Indebtedness) that would be adversely affected thereby.

Consolidation, Merger, Conveyance or Transfer on Certain Terms

Except as described in the applicable prospectus supplement relating to such debt securities, we will not consolidate with or merge into any other entity or convey or transfer our properties and assets substantially as an entirety to any entity, unless:

(1)	the entity formed by such consolidation or into which we are merged or the entity that acquires by conveyance or transfer our properties and assets substantially as an entirety shall be organized and existing under the laws of the U.S. or any State or the District of Columbia, and will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the applicable indenture (as supplemented from time to time) on our part to be performed or observed;

(2)	immediately after giving effect to such transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(3)	we have delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the requirements set forth in paragraphs (1) and (2) above and that all conditions precedent relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance or transfer of our properties and assets substantially as an entirety as set forth above, the successor person formed by such consolidation or into which we are merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of ours under the applicable indenture with the same effect as if such successor had been named in the applicable indenture. In the event of any such conveyance or transfer, we, as the predecessor, shall be discharged from all obligations and covenants under the applicable indenture and the debt securities issued under such indenture and may be dissolved, wound up or liquidated at any time thereafter.

Certain Covenants

Any covenants pertaining to a series of debt securities will be set forth in a prospectus supplement relating to such series of debt securities.

Except as described in the prospectus and any applicable prospectus supplement relating to such series of debt securities, the indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving us.

Certain Definitions

The following are certain of the terms defined in the indentures:

“ Significant Subsidiary ” means any Subsidiary which would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the date of the applicable indenture.

“ Subsidiary ” means, with respect to any person, any corporation more than 50% of the voting stock of which is owned directly or indirectly by such person, and any partnership, association, joint venture or other entity in which such person owns more than 50% of the equity interests or has the power to elect a majority of the board of directors or other governing body.

Optional Redemption

Unless we specify otherwise in the applicable prospectus supplement, we may redeem any of the debt securities as a whole at any time or in part from time to time, at our option, on at least 15 days, but not more than 45 days, prior notice mailed to the registered address of each holder of the debt securities to be redeemed, at the price specified in the debt security at which it is to be redeemed. If specified in the applicable prospectus supplement for a series of debt securities, we may rescind the redemption of such debt securities upon the occurrence of any of the following: (a) a general suspension of trading or limitation on prices for securities on the securities exchange on which the shares of our stock are traded for more than 6.5 consecutive trading hours, (b) the decline of the Dow Jones Industrial Average or the S&P 500 (or any successor index) by more than certain percentages; (c) a banking moratorium declared by federal or state authorities; or (d) an act of terrorism or commencement of war or other international calamity which in our reasonable judgment could have a material adverse effect on the market for our common stock.

On and after the redemption date, interest will cease to accrue on the debt securities or any portion thereof called for redemption, unless we default in the payment of the Redemption Price, and accrued interest. On or before the redemption date, we shall deposit with a paying agent, or the applicable Trustee, money sufficient to pay the Redemption Price of and accrued interest on the debt securities to be redeemed on such date. If we elect to redeem less than all of the debt securities of a series, then the Trustee will select the particular debt securities of such series to be redeemed in a manner it deems appropriate and fair.

Defeasance

Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, each indenture will provide that we and any applicable guarantors, at our option,

(a)	will be discharged from any and all obligations in respect of any series of debt securities (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold monies for payment in trust), or

(b)	need not comply with any restrictive covenants described in a prospectus supplement relating to such series of debt securities, the guarantors will be released from the guarantees and certain Events of Default (other than those arising out of the failure to pay interest or principal on the debt securities of that series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of debt securities, in each case, if:

(1)	we deposit with the Trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series;

(2)	no event of default or event (including such deposit) which with notice or lapse of time would become an event of default with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit (other than an event of default resulting from the borrowing of funds to be applied to such deposit);

(3)	we deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant to clause (a) above, accompanied by a ruling to such effect received from or published by the U.S. Internal Revenue Service, or IRS; and

(4)	we deliver to the Trustee an officers’ certificate stating that such deposit was not made by us with the intent of preferring the holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of ours or others.

Events of Default, Notice and Waiver

Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, each indenture will provide that, if an Event of Default specified therein with respect to any series of debt securities issued thereunder shall have happened and be continuing, either the Trustee thereunder or the holders of 33-1/3% in aggregate principal amount of the outstanding debt securities of such series (or 33-1/3% in aggregate principal amount of all outstanding debt securities under such indenture, in the case of certain Events of Default affecting all series of debt securities issued under such indenture) may declare the principal of all the debt securities of such series to be due and payable.

Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, an “ Event of Default ” in respect of any series will be defined in the indentures as being any one of the following events:

•	default for 30 days in payment of any interest with respect to such series;

•	default in payment of principal of, or premium, if any, on, or any sinking or purchase fund or analogous obligation with respect to, debt securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise;

•	default for 90 days after written notice to us by the Trustee thereunder or by holders of 33-1/3% in aggregate principal amount of the outstanding debt securities of such series in the performance, or breach, of any covenant or warranty pertaining to debt securities of such series;

•	certain events of bankruptcy, insolvency and reorganization with respect to us or any Significant Subsidiary of ours which is organized under the laws of the U.S. or any political sub-division thereof or the entry of an order ordering the winding up or liquidation of our affairs; and

•	any other event of default specified in the prospectus supplement for a series of debt securities.

Each indenture will provide that the Trustee thereunder will, within 90 days after the occurrence of a default with respect to the debt securities of any series issued under such indenture, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however , that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the debt securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. The term “default” for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of such series.

Each indenture will contain provisions entitling the Trustee under such indenture, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, to be indemnified to its reasonable satisfaction by the holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of holders of such debt securities.

Each indenture will provide that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture may direct the time, method and place of conducting proceedings for remedies available to the Trustee or exercising any trust or power conferred on the Trustee in respect of such series, subject to certain conditions.

Except as otherwise set forth in the prospectus supplement relating to the debt securities, in certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the holders of all debt securities of such series, any past default or Event of Default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the senior debt securities of such series or payment of any sinking or purchase fund or analogous obligations with respect to such senior debt securities.

Each indenture will include a covenant that we will file annually with the Trustee a certificate of no default or specifying any default that exists.

Modification of the Indentures

Except as set forth in the prospectus supplement relating to the debt securities, we and the Trustee may, without the consent of the holders of the debt securities issued under the indenture governing such debt securities, enter into indentures supplemental to the applicable indenture for, among others, one or more of the following purposes:

(1)	to evidence the succession of another person to us or to a guarantor, if any, and the assumption by such successor of our or the guarantor’s obligations under the applicable indenture and the debt securities of any series;

(2)	to add to our covenants or those of any guarantor, if any, or to surrender any of our rights or powers or those of any guarantor for the benefit of the holders of debt securities of any or all series issued under such indenture;

(3)	to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under such indenture;

(4)	to add to the applicable indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended, or the TIA, excluding the provisions referred to in Section 316(a)(2) of the TIA as in effect at the date as of which the applicable indenture was executed or any corresponding provision in any similar federal statute hereafter enacted;

(5)	to establish the form or terms of any series of debt securities to be issued under the applicable indenture, to provide for the issuance of any series of debt securities and/or to add to the rights of the holders of debt securities;

(6)	to evidence and provide for the acceptance of any successor Trustee with respect to one or more series of debt securities or to add or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture;

(7)	to provide any additional Events of Default;

(8)	to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain federal tax purposes;

(9)	to provide for the terms and conditions of converting those debt securities that are convertible into common stock or another such similar security;

(10)	to secure any series of debt securities;

(11)	to add guarantees in respect of any series or all of the debt securities;

(12)	to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the applicable indenture or any supplemental indenture under the TIA; and

(13)	to make any other change that does not adversely affect the rights of the holders of the debt securities.

No supplemental indenture for the purpose identified in clauses (2), (3) or (5) above may be entered into if to do so would adversely affect the rights of the holders of debt securities of any series issued under the same indenture in any material respect.

Except as set forth in the prospectus supplement relating to such series of debt securities, each indenture will contain provisions permitting us and the Trustee under such indenture, with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture to be affected voting as a single class, to execute supplemental indentures for the purpose of adding any provisions to or changing or eliminating any of the provisions of the applicable indenture or modifying the rights of the holders of the debt securities of such series to be affected, except that no such supplemental indenture may, without the consent of the holders of affected debt securities, among other things:

•	change the maturity of the principal of, or the maturity of any premium on, or any installment of interest on, any such debt security, or reduce the principal amount or the interest or any premium of any such debt securities, or change the method of computing the amount of principal or interest on any such debt securities on any date or change any place of payment where, or the currency in which, any debt securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity of principal or premium, as the case may be;

•	reduce the percentage in principal amount of any such debt securities the consent of whose holders is required for any supplemental indenture, waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

•	modify any of the provisions of the applicable indenture related to (i) the requirement that the holders of debt securities issued under such indenture consent to certain amendments of the applicable indenture, (ii) the waiver of past defaults and (iii) the waiver of certain covenants, except to increase the percentage of holders required to make such amendments or grant such waivers; or

•	impair or adversely affect the right of any holder to institute suit for the enforcement of any payment on, or with respect to, such senior debt securities on or after the maturity of such debt securities.

In addition, the subordinated indenture will provide that we may not make any change in the terms of the subordination of the subordinated debt securities of any series in a manner adverse in any material respect to the holders of any series of subordinated debt securities without the consent of each holder of subordinated debt securities that would be adversely affected.

The Trustee

The Trustee shall be named in the applicable prospectus supplement.

Governing Law

The indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Global Securities

We may issue debt securities through global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If we do issue global securities, the following procedures will apply.

We will deposit global securities with the depositary identified in the prospectus supplement. After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account holders are known as “participants.” The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

We and the Trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities.

Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of us, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names,” and will be the responsibility of the participants.

If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

DESCRIPTION OF UNITS

We may issue units consisting of one or more of the other securities that may be offered under this prospectus, in any combination. Units may also include debt obligations of a third party. These units may be issuable as, and for a specified period of time may be transferable only as, a single security, rather than as the separate constituent securities comprising such units. The statements made in this section relating to the units are summaries only and are not complete. When we issue units, we will provide the specific terms of the units in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

When we issue units, we will provide in a prospectus supplement the following terms of the units being issued when applicable:

•	the title of any series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	information with respect to any book-entry procedures;

•	a discussion of any material or special U.S. federal income tax consequences applicable to an investment in the units; and

•	any other material terms of the units and their constituent securities.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, our shares of stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter contains restrictions on the ownership and transfer of our shares of common stock and other outstanding shares of stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock (the common share ownership limit), or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock (the aggregate share ownership limit). We refer to the common share ownership limit and the aggregate share ownership limit collectively as the “ownership limits.” In addition, different ownership limits will apply to Invesco. These ownership limits, which our board of directors has determined will not jeopardize our REIT qualification, will allow Invesco to hold up to 25% of our outstanding common stock or up to 25% of our outstanding capital stock. A person or entity that becomes subject to the ownership limits by virtue of a violative transfer that results in a transfer to a trust, as set forth below, is referred to as a “purported beneficial transferee” if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of our shares of stock, or is referred to as a “purported record transferee” if, had the violative transfer been effective, the person or entity would have been solely a record owner of our shares of stock.

The constructive ownership rules under the Internal Revenue Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, our shares of stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock and thereby subject the shares of common stock or total shares of stock to the applicable ownership limits.

Our board of directors may, in its sole discretion, exempt a person (prospectively or retroactively) from the above-referenced ownership limits. However, the board of directors may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board of directors for exemption, a person also must not own, directly or indirectly, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of our board of directors that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer to a trust of the shares of stock causing the violation. As a condition of its waiver, our board of directors may require an opinion of counsel or the IRS ruling satisfactory to our board of directors with respect to our qualification as a REIT.

In connection with the waiver of the ownership limits or at any other time, our board of directors may from time to time increase or decrease the ownership limits for all other persons and entities; provided, however, that any decrease may be made only prospectively as to existing holders; and provided further that the ownership limits may not be increased if, after giving effect to such increase, five or fewer individuals could own or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding. Prior to the modification of the ownership limits, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. Reduced ownership limits will not apply to any person or entity whose percentage ownership in our shares of common stock or total shares of stock, as applicable, is in excess of such decreased ownership limits until such time as such person’s or entity’s percentage of our shares of common stock or total shares of stock, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of our shares of common stock or total shares of stock, as applicable, in excess of such percentage ownership of our shares of common stock or total shares of stock will be in violation of the ownership limits.

Our charter further prohibits:

•	any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, our shares of stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring our shares of stock if such transfer would result in our shares of stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give written notice immediately to us (or, in the case of a proposed or attempted acquisition, to give at least 15 days prior written notice to us) and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required for REIT qualification.

Pursuant to our charter, if any transfer of our shares of stock would result in our shares of stock being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of our shares of stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors or in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported record transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limits or our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be void.

Shares of stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares of stock at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the market price on the date we, or our designee, accepts such offer. We may reduce the amount payable to the purported record transferee, however, by the amount of any dividends or other distributions paid to the purported record transferee on the shares and owed by the purported record transferee to the trustee. We have the right to accept such offer until the trustee has sold the shares of stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the trustee with respect to such shares of stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or such other limit as established by our board of directors. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the purported record transferee by the amount of dividends and other distributions paid to the purported record transferee and owed by the purported record transferee to the trustee. Any net sales proceeds in excess of the amount payable to the purported record transferee will be immediately paid to the beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a purported record transferee, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the purported record transferee received an amount for or in respect of such shares that exceeds the amount that such purported record transferee was entitled to receive, such excess amount will be paid to the trustee upon demand. The purported beneficial transferee or purported record transferee has no rights in the shares held by the trustee.

The trustee will be designated by us and will be unaffiliated with us and with any purported record transferee or purported beneficial transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported record transferee prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible action, then the trustee may not rescind and recast the vote.

In addition, if our board of directors or a duly authorized committee determines in good faith that a proposed transfer would violate the restrictions on ownership and transfer of our shares of stock set forth in our charter, our board of directors or a duly authorized committee will take such action as it deems or they deem advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL

CORPORATION LAW AND OUR CHARTER AND BYLAWS

The following description of the terms of our charter, bylaws and of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the MGCL, our charter and our bylaws. Copies of our charter and bylaws constitute exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors

Our charter and bylaws provide that the number of directors we have may be established by our board of directors but our current bylaws provide that such number may not be more than 15. Pursuant to Title 3 of Subtitle 8 of the MGCL, our charter and bylaws currently provide that except as may be provided by the board of directors in setting the terms of any class or series of preferred stock, any vacancy may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any individual elected to fill such vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies.

Each of our directors is elected by our common stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies. Holders of shares of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock entitled to vote will be able to elect all of our directors.

Removal of Directors

Our charter provides that subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause and by the affirmative vote of at least two-thirds of the votes of stockholders entitled to be cast generally in the election of directors. Cause means, with respect to any particular director, a conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. This provision, when coupled with the exclusive power of our board of directors to fill vacancies on our board of directors, precludes stockholders from (1) removing incumbent directors except upon a substantial affirmative vote and with cause and (2) filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of outstanding voting shares of stock of the corporation and two-thirds of the votes entitled to be cast by holders of voting shares of stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. Our board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations between us and any person, provided that such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person). Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any person described above. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the supermajority vote requirements and other provisions of the statute.

Should our board of directors opt back into the statute or otherwise fail to approve a business combination, the business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares of stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Without our having elected to be subject to Subtitle 8, our charter and bylaws already (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast generally in the election of directors for the removal of any director from the board, which removal will be allowed only for cause, (2) vest in the board the exclusive power to fix the number of directorships and (3) require, unless called by our Chairman of the board, Chief Executive Officer or President or the board of directors, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at such a meeting to call a special meeting.

Meetings of Stockholders

Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time set by our board of directors. In addition, the Chairman of our board of directors, Chief Executive Officer, President or board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders will also be called by our Secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.

Amendment to Our Charter and Bylaws

Except for amendments related to removal of directors, the restrictions on ownership and transfer of our shares of stock and the vote required for certain amendments (each of which must be declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter) and those amendments permitted to be made without stockholder approval under the MGCL, our charter may be amended only if the amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than a majority of all of the votes entitled to be cast on the matter.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Dissolution of Our Company

The dissolution of our company must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of stockholders entitled to cast not less than a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of directors or on the proposal of other business and who has complied with the advance notice provisions set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) provided that our board of directors has determined that directors will be elected at such meeting, by a stockholder who is a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders, including business combination provisions, restrictions on transfer and ownership of our stock and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition and business combination provisions of the MGCL were rescinded or if we were to opt in to the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Limitation and Indemnification of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of our company and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan, limited liability company or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan, limited liability company or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common stock. For purposes of this section, references to “we,” “our,” “us” or “our company” mean only Invesco Mortgage Capital Inc. and not our subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. On December 18, 2015, President Obama signed into law the Consolidated Appropriations Act, 2016, an omnibus spending bill, with a division referred to as the Protecting Americans From Tax Hikes Act of 2015, or the “PATH Act”, which includes a number of important provisions affecting taxation of REITs and REIT stockholders. It may be some time before the IRS issues guidance on application of these new rules. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of our company, and of its subsidiaries and other lower-tier and affiliated entities, including the operating partnership, will, in each case, be in accordance with its applicable organizational documents. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

•	U.S. expatriates;

•	persons who mark-to-market our common stock;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies, or RICs;

•	trusts and estates;

•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	persons holding their interest through a partnership or similar pass-through entity;

•	persons holding a 10% or more (by vote or value) beneficial interest in us; and, except to the extent discussed below;

•	tax-exempt organizations; and

•	non-U.S. stockholders (as defined below).

This summary assumes that stockholders will hold our common stock as capital assets, which generally means as property held for investment. THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF

OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON STOCK.

Taxation of Our Company in General

We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 2009. We believe that we have been organized and have operated, and we intend to continue to operate in a manner that allows us to qualify for taxation as a REIT under the Internal Revenue Code.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Internal Revenue Code. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below, under “— Requirements for Qualification as a REIT.” While we believe that we will operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify.”

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT.

U.S. stockholders (as defined below) who are individuals are generally taxed on corporate dividends at a maximum rate of 20% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by individual U.S. stockholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, with a maximum rate of 39.6%. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See “— Taxation of Taxable U.S. Stockholders.”

Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:

•	We will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, if any.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “— Prohibited Transactions” and “— Foreclosure Property” below.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the net income from the sale or operation of the property that is not otherwise qualifying income for purposes of the 75% gross income test described below would be subject to corporate income tax at the highest applicable rate (currently 35%).

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect our profitability.

•	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the product of the highest corporate tax rate (currently 35%) and the amount of net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•	If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•	If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which income tax is paid at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “— Requirements for Qualification as a REIT.”

•	A 100% tax may be imposed on some items of income and expense that are directly or constructively paid between us and any TRSs we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•	If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we will be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 5-year period following their acquisition from the non-REIT corporation. The results described in this paragraph apply only if the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

•	We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits or REMICs to the extent our stock is held by specified tax-exempt organizations not subject to tax on unrelated business taxable income. Similar rules will apply if we own an equity interest in a taxable mortgage pool through a subsidiary REIT of our operating partnership. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock.

•	We may have interests in entities, including TRSs, that are subchapter C corporations, the earnings of which could be subject to U.S. federal corporate income tax.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified entities);

(7)	which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

(8)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Our charter provides restrictions regarding the ownership and transfer of its shares, which are intended to assist in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

Our charter contains restrictions on ownership or transfer of our stock that are designed to ensure that we satisfy the share ownership requirements. In addition, to monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares of stock, in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests

In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding, for these purposes, certain securities as described in the Internal Revenue Code.

In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest (including our interest in our operating partnership and its equity interests in lower-tier partnerships) is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below in “— Tax Aspects of Ownership of Equity Interests in Partnerships.”

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by other disregarded subsidiaries of the REIT or by a combination of the two. Single member limited liability companies are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below.

Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales). We may hold certain assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 25% (20% after 2017) of our assets. In general, we intend that loans that we acquire with an intention of selling in a manner that might expose us to a 100% tax on “prohibited transactions” will be acquired by a TRS. If dividends are paid to us by one or more TRSs we may own, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “— Taxation of Taxable U.S. Stockholders” and “— Annual Distribution Requirements.”

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that the TRS’s net interest expense exceeds, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or the TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. The 100% tax also applies to “redetermined services income,” i.e., non-arm’s-length income of a REIT’s TRS attributable to services provided to, or on behalf of, the REIT (other than services provided to REIT tenants, which are potentially taxed as redetermined rents).

Gross Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other shares of REITs, interest income derived from mortgage loans secured by real property (including certain types of RMBS and CMBS), gains from the sale of real estate assets, and income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary or other disregarded subsidiary.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. Debt obligations secured by a mortgage on both real and personal property are treated as a real estate asset for purposes of the 75% asset test, and interest thereon is treated as interest on an obligation secured by real property, if the fair market value of the personal property does not exceed 15% of the fair market value of all property securing the debt. Thus, there will be no apportionment for purposes of the asset tests or the gross income tests if the fair market value of personal property securing the loan does not exceed 15% of the fair market value of all property securing the loan.

We intend to invest in RMBS and CMBS that are either pass-through certificates or CMOs as well as mortgage loans and mezzanine loans. We expect that the RMBS and CMBS will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income from our RMBS and CMBS will be qualifying income for the 95% gross income test. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of RMBS or CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. Among the assets we may hold are certain mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests (described below), and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets for purposes of the REIT asset tests (described below) or the interest generated by these loans as qualifying income under the 75% gross income test. To the extent we make corporate mezzanine loans, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for the 75% gross income test.

We believe that substantially all of our income from our mortgage-backed securities generally will be qualifying income for purposes of the REIT gross income tests. However, to the extent that we own non-REMIC CMOs or other debt instruments secured by mortgage loans (rather than by real property), the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. We have made loans and acquired debt instruments that are not, or may not be considered to be, secured by real property. Interest on such debt instruments will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, a portion of the interest may not be qualifying income for purposes of the 75% gross income test.

We may purchase Agency RMBS through TBAs and may recognize income or gains from the disposition of those TBAs through dollar roll transactions. There is no direct authority with respect to the qualifications of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. We will not treat these items as qualifying for purposes of the 75% gross income test unless we receive advice of our counsel that such income and gains should be treated as qualifying for purposes of the 75% gross income test. As a result, our ability to enter into TBAs could be limited. Moreover, even if we were to receive advice of counsel as described in the preceding sentence, it is possible that the IRS could assert that such income is not qualifying income. In the event that such income were determined not to be qualifying for the 75% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT if such income when added to any other non-qualifying income exceeded 25% of our gross income.

Dividend Income

We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from a REIT is qualifying income in our hands for purposes of both the 95% and 75% gross income tests.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, or (3) income from hedging transactions entered into to hedge existing hedging positions after a portion of the hedged indebtedness or property is disposed of, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Rents from Real Property

We currently do not intend to acquire real property with the proceeds of this offering. However, to the extent that we own real property or interests therein, rents we receive qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Internal Revenue Code is subject to both legal and factual considerations and is therefore subject to different interpretations.

In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property, and the provision of the services does not disqualify the related rent.

Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing either 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.

Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if the failure of our company to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “— Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Phantom Income

Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain of our assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and we may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. Market discount on a debt instrument generally accrues on the basis of the constant yield to maturity of the debt instrument, based generally on the assumption that all future payments on the debt instrument will be made. Accrued market discount is reported as income when, and to the extent that, any payment of principal on the debt instrument is made. In the case of residential mortgage loans, principal payments are ordinarily made monthly, and consequently, accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus any market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.

Some of the mortgage-backed securities that we purchase will likely have been issued with original issue discount (“OID”). We will be required to accrue OID based on a constant yield method and income will accrue on the debt instrument based on the assumption that all future payments on such mortgage-backed securities will be made. If such mortgage-backed securities turn out not to be fully collectible, an offsetting loss deduction will only become available in a later year when uncollectability is provable.

In addition, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under applicable Treasury Regulations, the modified debt may be considered to have been reissued to us at a gain in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize income to the extent that principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, and we would hold the modified loan with a cost basis equal to its principal amount for U.S. federal income tax purposes.

In the event that any mortgage-related assets acquired by us are delinquent as to mandatory principal and interest payments, or in the event a borrower with respect to a particular debt instrument acquired by us encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income.

Due to each of these potential differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “— Annual Distribution Requirements.”

Asset Tests

At the close of each calendar quarter, we must satisfy multiple tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, under some circumstances, stock or debt instruments purchased with new capital and, debt instruments issued by publicly offered REITs. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and certain kinds of RMBS, CMBS and mortgage loans. Regular or residual interest in REMICs are generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as owning our proportionate share of the assets of the REMIC. In the case of interests in grantor trusts, we will be treated as owning an undivided beneficial interest in the mortgage loans held by the grantor trust. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests. Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 25% (20% after 2017) of the value of our gross assets. Fifth, not more than 25% of the value of a REIT’s assets may consist of debt instruments that are issued by publicly offered REITs and would not be treated as real estate assets if not issued by a publicly offered REIT.

To the extent rent attributable to personal property is treated as rents from real property, the personal property is treated as a real estate asset for purposes of the 75% asset test. Similarly, a debt obligation secured by a mortgage on both real and personal property is treated as a real estate asset for purposes of the 75% asset test, and interest thereon is treated as interest on an obligation secured by real property, if the fair market value of the personal property does not exceed 15% of the fair market value of all property securing the debt. Thus, there is no apportionment for purposes of the asset tests or the gross income tests if the fair market value of personal property securing the loan does not exceed 15% of the fair market value of all property securing the loan.

The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Internal Revenue Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock, (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Internal Revenue Code and (3) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Internal Revenue Code, hold any securities of the corporate or partnership issuer which (A) are not straight debt or other excluded securities (prior to the application of this rule), and (B) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

We may hold certain mezzanine loans that do not qualify for the safe harbor in Revenue Procedure 2003-65 discussed above pursuant to which certain loans secured by a first priority security interest in equity interests in a pass-through entity that directly or indirectly own real property will be treated as qualifying assets for purposes of the 75% real estate asset test and therefore not be subject to the 10% vote or value test. In addition such mezzanine loans may not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make any such investments in such a manner as not to fail the asset tests described above.

We may hold certain participation interests, including B Notes, in mortgage loans and mezzanine loans originated by other lenders. B Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originators of the loans are parties, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests as qualifying real estate assets for purposes of the REIT asset tests and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% gross income test discussed above. The appropriate treatment of participation interests for

U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30-day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

We expect that the assets and mortgage-backed securities that we own generally will be qualifying assets for purposes of the 75% asset test. However, to the extent that we own non-REMIC CMOs or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities issued by C corporations that are not secured by mortgages on real property, those securities may not be qualifying assets for purposes of the 75% asset test. We may purchase Agency RMBS through TBAs. There is no direct authority with respect to the qualification of TBAs as real estate assets or Government securities for purposes of the 75% asset test and we will not treat TBAs as such unless we receive advice of our counsel that TBAs should be treated as qualifying assets for purposes of the 75% asset test. As a result, our ability to purchase TBAs could be limited. Moreover, even if we were to receive advice of counsel as described in the preceding sentence, it is possible that the IRS could assert that TBAs are not qualifying assets in which case we could be subject to a penalty tax or fail to qualify as a REIT if such assets, when combined with other non-real estate assets exceeds 25% of our gross assets. We believe that our holdings of securities and other assets will be structured in a manner that will comply with the foregoing REIT asset requirements and intend to monitor compliance on an ongoing basis. Moreover, values of some assets may not be susceptible to a precise determination and are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity (or something else) for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers (including REIT issuers) cause a violation of the REIT asset tests.

In addition, we intend to enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such agreement notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a)	the sum of:

•	90% of our “REIT taxable income” (computed without regard to our deduction for dividends paid and our net capital gains); and

•	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b)	the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (1) the actual receipt of cash, including receipt of distributions from our subsidiaries and (2) the inclusion of items in income by us for U.S. federal income tax purposes. For example, we may acquire assets, including debt instruments requiring us to accrue OID or recognize market discount income that generate taxable income in excess of economic income or in advance of the receipt of corresponding cash flow. See “— Gross Income Tests — Phantom Income.” In addition, we may be required under the terms of certain indebtedness to use cash received from interest payments to make principal payments on such indebtedness. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends. We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Recordkeeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualifications as a REIT.

Prohibited Transactions

Net income we derive from a prohibited transaction (including any foreign currency gain, as defined in Section 988(b)(1) of the Internal Revenue Code, minus any foreign currency loss, as defined in Section 988(b)(2) of the Internal Revenue Code) is subject to a 100% tax, unless we qualify for a safe harbor exception. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held as inventory or primarily for sale to customers and that a sale of any assets owned by us directly or through a pass-through subsidiary will not be in the ordinary course of business. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular asset in which we hold a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers or that certain safe harbor provisions of the Internal Revenue Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but if we do receive any such income, we intend to elect to treat the related property as foreclosure property.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations (liabilities) that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Certain financing and securitization arrangements we may employ may give rise to TMPs, with the consequences as described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

A portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” The REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder;

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax; and

•	results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

To the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

If our operating partnership or another subsidiary partnership of ours that we do not wholly own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT.

Failure to Qualify

In the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, other than a violation under the gross income or asset tests described above (for which other specified relief provisions are available), we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if the violation is due to reasonable cause and not due to willful neglect, and we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT. This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, distributions to our stockholders will generally be taxable in the case of our stockholders who are individual U.S. stockholders (as defined below), at a maximum rate of 20%, and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends-received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Tax Aspects of Ownership of Equity Interests in Partnerships

General

We may hold assets through entities that are classified as partnerships for U.S. federal income tax purposes, including our interest in our operating partnership and any equity interests in lower-tier partnerships.

In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests, based on our capital interest in such partnership, and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships, based on our capital interest in such partnerships (other than for purposes of the 10% value test, for which the determination of our interest in partnership assets will be based on our proportionate interest in any securities issued by the partnership excluding, for these purposes, certain excluded securities as described in the Internal Revenue Code). Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

Entity Classification

The ownership by us of equity interests in partnerships, including our operating partnership, involves special tax considerations, including the possibility of a challenge by the IRS of the status of a partnership as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. Because it is likely that at least half of our operating partnership’s investments will be mortgage loans and the operating partnership intends to use leverage to finance the investments, the taxable mortgage pool rules potentially could apply to the operating partnership. However, the operating partnership does not intend on incurring any indebtedness, the payments on which bear a relationship to payments (including payments at maturity) received by the operating partnership from its investments. Accordingly, the operating partnership does not believe it will be an obligor under debt obligations with two or more maturities, the payments on which bear a relationship to payments on the operating partnership’s debt investments, and, therefore, the operating partnership does not believe that it will be classified as a taxable mortgage pool. If our operating partnership or any subsidiary partnership were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and, therefore, could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of our gross income would change and would preclude us from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of a corporation) or the gross income tests as discussed in “— Asset Tests” and “— Gross Income Tests” above, and in turn would prevent us from qualifying as a REIT. See “— Failure to Qualify,” above, for a discussion of the effect of our failure to meet these tests for a taxable year.

In addition, any change in the status of any of our subsidiary partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

The partnership agreement of our operating partnership generally provides that items of operating income and loss will be allocated to the holders of units in proportion to the number of units held by each holder. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated under this section of the Internal Revenue Code. Under the Internal Revenue Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property and the adjusted tax basis of such property at the time of the contribution, or a book-tax difference. Such allocations are solely for U.S. federal income tax purposes and do not affect partnership capital accounts or other economic or legal arrangements among the partners. To the extent that any of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements.

Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the U.S.;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Unearned Income Medicare Tax

High-income U.S. individuals, estates, and trusts are subject to an additional 3.8% tax on net investment income. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over $250,000 in the case of a married individual filing a joint return or a surviving spouse, $125,000 in the case of a married individual filing a separate return, or $200,000 in the case of a single individual.

Distributions

Provided that we qualify as a REIT, distributions made to U.S. stockholders out of our current and accumulated earnings and profits that are not designated as capital gain dividends will generally be taken into account by U.S. stockholders as ordinary dividend income and will not be eligible for the dividends-received deduction for corporations. In determining the extent to which a distribution with respect to our common stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.

Distributions from us that we designate as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held its stock. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of U.S. stockholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for individual U.S. stockholders, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of an individual U.S. stockholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. Any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(a) the qualified dividend income received by us during such taxable year from non-REIT C corporations (including any TRS in which we may own an interest);

(b) the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(c) the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation (other than a REIT or a RIC), any TRS we may form, or a “qualifying foreign corporation” and specified holding period requirements and other requirements are met. We do not anticipate that a substantial portion of our dividends will be qualified dividends.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “— Taxation of Our Company in General” and “— Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Common Stock

In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the common stock at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by the amount of distributions that are treated as returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our common stock will be subject to a maximum U.S. federal income tax rate of 20% if our common stock is held for more than 12 months, and will be taxed at ordinary income rates (of up to 39.6%) if our common stock is held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

U.S. stockholders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.

Passive Activity Losses and Investment Interest Limitations

Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. The IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held our common stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), (2) our common stock is not otherwise used in an unrelated trade or business and (3) we do not hold an asset that gives rise to “excess inclusion income,” distributions from us and income from the sale of our common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) is tax exempt under Section 501(a) of the Internal Revenue Code, and (3) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include certain entities), as owned by the beneficiaries of such trusts. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock or us from becoming a pension-held REIT.

Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our stock.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders of our common stock. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of our common stock that is not a U.S. stockholder or an entity that is treated as a partnership for U.S. federal income tax purposes. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation.

Ordinary Dividends

The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. As previously noted, we expect to engage in transactions that result in a portion of our dividends being considered excess inclusion income, and accordingly, it is likely that a portion of our dividend income will not be eligible for exemption from the 30% withholding rate or a reduced treaty rate.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.

Non-Dividend Distributions

Unless (1) our common stock constitutes a U.S. real property interest, or USRPI or (2) either (A) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (B) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. stockholder’s adjusted tax basis in our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Dividends

Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries (or USRPI capital gains), will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to

U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. However, the 35% withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the U.S. if the non-U.S. stockholder did not own more than 10% of such class of stock at any time during the taxable year. Instead any capital gain dividend will be treated as a distribution subject to the rules discussed above under “— Taxation of Non-U.S. Stockholders — Ordinary Dividends.” Also, the branch profits tax will not apply to such a distribution. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year).

Dispositions of Our Common Stock

Unless our common stock constitutes a USRPI, a sale of the stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consists of USRPIs (which does not include interests in real property solely in a capacity as a creditor). We do not expect that more than 50% of our assets will consist of USRPIs.

Even if our shares of common stock otherwise would be a USRPI under the foregoing test, our shares of common stock will not constitute a USRPI if we are a domestically controlled REIT. A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the 5-year period ending on the date of disposition of our shares of common stock or the period of our existence), less than 50% in value of its outstanding shares of common stock is held directly or indirectly by non-U.S. stockholders. The following rules apply to such determination:

•	In the case of a publicly traded REIT, a person holding less than 5% of a publicly traded class of stock at all times during the testing period is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person. Our stock is publicly traded.

•	In the case of REIT stock held by a publicly traded REIT or certain publicly global traded or open-ended regulated investment companies (RICs), the REIT or RIC will be treated as a U.S. person if the REIT or RIC is domestically controlled and will be treated as a non-U.S. person otherwise.

•	In the case of REIT stock held by a REIT or RIC not described in the previous rule, the REIT or RIC is treated as a U.S. person or a non-U.S. person on a look-through basis.

We believe we will be a domestically controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, because our stock will be widely held, we cannot assure our investors that we will be a domestically controlled REIT. Even if we do not qualify as a domestically controlled REIT, a non-U.S. stockholder’s sale of our common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (1) our common stock owned is of a class that is “regularly traded,” as defined by the applicable Treasury Regulation, on an established securities market, and (2) the selling non-U.S. stockholder owned, actually or constructively, 10% or less of our outstanding stock of that class at all times during a specified testing period.

If gain on the sale of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. stockholder in two cases: (1) if the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Qualified Foreign Pension Funds

Pursuant to the recent PATH Act, any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a qualified foreign pension fund) who holds our stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. In addition, a sale of shares of our stock by a qualified foreign pension fund that holds such shares directly or indirectly (through one or more partnerships) will not be subject to federal income taxation under FIRPTA.

A “qualified foreign pension fund” is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

Qualified Stockholders

Subject to the exception discussed below, any distribution to a “qualified stockholder” who holds our stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. While a qualified stockholder will not be subject to FIRPTA withholding on REIT distributions, certain investors of a qualified stockholder (i.e., non-U.S. persons who hold interests in the qualified stockholder (other than interests solely as a creditor), and hold more than 10% of our stock (whether or not by reason of the investor’s ownership in the qualified stockholder)) may be subject to FIRPTA withholding.

In addition, a sale of shares of our stock by a qualified stockholder who holds such shares directly or indirectly (through one or more partnerships) will not be subject to federal income taxation under FIRPTA. As with distributions, certain investors of a qualified stockholder (i.e., non-U.S. persons who hold interests in the qualified stockholder (other than interests solely as a creditor), and hold more than 10% of the stock of such REIT (whether or not by reason of the investor’s ownership in the “qualified stockholder”)) may be subject to FIRPTA withholding on a sale of our stock.

A “qualified stockholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a qualified collective investment vehicle (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

A “qualified collective investment vehicle” is a foreign person that (i) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a “United States real property holding corporation” if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of Section 894 of the Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

FATCA

Since December 31, 2014, withholding at a rate of 30% has been required on dividends in respect of, and after December 31, 2018, withholding at a rate of 30% will be required on gross proceeds from the sale of shares of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury (unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our shares are held will affect the determination of whether such withholding is required. Similarly, since December 31, 2014, withholding at a rate of 30% has been required on dividends in respect of, and after December 31, 2018, withholding at a rate of 30% will be required on gross proceeds from the sale of our shares held by an investor that is a passive non-financial non-U.S. entity, unless such entity either (i) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury. Non-U.S. stockholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our common stock.

Backup Withholding and Information Reporting

We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required.

Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Reporting requirements generally will apply with respect to the dispositions of REIT shares acquired after 2010 (2011 in the case of shares acquired in connection with a distribution reinvestment plan). Brokers that are required to report the gross proceeds from a sale of shares on Form 1099-B will also be required to report the customer’s adjusted basis in the shares and whether any gain or loss with respect to the shares is long-term or short-term. In some cases, there may be alternative methods of determining the basis in shares that are disposed of, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. You should consult with your own tax advisor regarding the new reporting requirements and your election options.

State, Local and Foreign Taxes

We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. The state, local or foreign tax treatment of our company and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our company’s common stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted, possibly with retroactive effect. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in our shares of common stock.

SELLING STOCKHOLDERS

Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time-to-time acquire from us common stock, preferred stock, depositary shares, warrants, stockholder rights, debt securities or units, as applicable, in various private transactions. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

We will not receive any proceeds from the sale of the securities by the selling stockholders, but in certain cases we may pay fees and expenses relating to the registration or an offering of such securities, such as registration and filing fees, fees and expenses for complying with federal and state securities laws and NYSE rules and regulations, and fees and expenses incurred in connection with a listing, if any, of any of the securities on any securities exchange or association.

The selling stockholders may offer for sale all or some portion of the securities that they hold. To the extent that any of the selling stockholders are brokers or dealers, they are deemed to be, under interpretations of the SEC, “underwriters” within the meaning of the Securities Act.

The applicable prospectus supplement will set forth the name of each of the selling stockholders, the number and classes of our securities beneficially owned by such selling stockholders that are covered by such prospectus supplement, the amount to be offered for the stockholder’s account, and the amount and (if one percent or more) the percentage of the class to be owned by such stockholder after completion of the offering. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We and any selling stockholders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to purchasers;

•	through agents;

•	to or through underwriters or dealers; or

•	through a combination of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we or any selling stockholders may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of securities pursuant to this prospectus, in which case such broker-dealer or affiliate may use common stock received from us to close out its short positions;

•	sell securities short and redeliver such securities to close out our short positions;

•	enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•	loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us or the selling stockholders from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters, any selling stockholders, or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

At-the-Market Offerings

We may enter into a distribution agency agreement with a sales agent party pursuant to which such sales agent would use its commercially reasonable efforts upon written instructions from us to sell on our behalf, as our agent, shares of common stock offered as agreed upon by us and the sales agent. We will designate the maximum amount of shares of common stock to be sold through the sales agent, on a daily basis or otherwise as we and the sales agent agree. Subject to the terms and conditions of the applicable distribution agency agreement, the sales agent will use its commercially reasonable efforts to sell, as our sales agent and on our behalf, all of the designated shares of common stock. We may instruct the sales agent not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We may suspend the offering of shares of common stock under any distribution agency agreement by notifying the sales agent. Likewise, the sales agent may suspend the offering of shares of common stock under the applicable distribution agency agreement by notifying us of such suspension.

We also may sell shares to the sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares to the sales agent as principal, we will enter into a separate agreement setting forth the terms of such transaction.

The offering of common stock pursuant to a distribution agency agreement will terminate upon the earlier of (1) the sale of all shares of common stock subject to the distribution agency agreement or (2) the termination of the distribution agency agreement by us or by the sales agent.

Sales agents under our distribution agency agreements may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the NYSE, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our common stock, the amounts underwritten, and the nature of its obligations to take our common stock will be described in the applicable prospectus supplement.

Dividend Reinvestment and Share Purchase Plan

We may enter into a dividend reinvestment and share purchase plan (“DRSPP”) that would allow participating stockholders to purchase shares of our common stock directly from us. DRSPP participants would also be able to automatically reinvest all or a portion of their dividends in exchange for additional shares of our common stock. Stockholders who acquire shares of our common stock through the DRSPP and resell them after acquiring them, including coverage of short positions, could under certain circumstances be deemed participating in a distribution of securities that would require compliance with Regulation M under the Exchange Act and may be considered to be underwriters within the meaning of the Securities Act. We would not extend to any such person any rights or privileges other than those to which they would be entitled as a participant, nor would we enter into any agreement with any such person regarding the resale or distribution by any such person of the shares of our common stock so purchased.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities other than the shares of common stock and the preferred stock, which are listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the offered securities (other than the common stock and the preferred stock) on any securities exchange; any such listing with respect to any particular securities will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of common or preferred stock, the underwriters may purchase and sell common and/or preferred stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common or preferred stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ overallotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. Transactions to close out the covered syndicate short involve either purchases of the common or preferred stock in the open market after the distribution has been completed or the exercise of the overallotment option. The underwriters may also make “naked” short sales of shares in excess of the overallotment option. The underwriters must close out any naked short position by purchasing common or preferred stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

LEGAL MATTERS

Legal matters in connection with this offering, including the validity of the offered securities, are being passed upon for us by Alston & Bird LLP.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the Registration Statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

10,000,000 Shares

Invesco Mortgage Capital Inc.

7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock

(Liquidation Preference $25.00 Per Share)

PROSPECTUS SUPPLEMENT

Joint Lead Book-Running Managers

Morgan Stanley	BofA Merrill Lynch	UBS Investment Bank	J.P. Morgan

August 9, 2017